Exhibit 6.1

CONTINGENT SHARE PURCHASE AGREEMENT

This Contingent Share Purchase Agreement (this “Agreement”) is made and entered into as of this 5th day of March, 2021 (the “Execution Date”) by and among Desert’s Finest, a California stock corporation (the “Company”); Samion Shtockmaster (“Shtockmaster”), Jonathan Moizel (“Moizel”) and Sergey Kostikyan (“Kostikyan” and together with Shtockmaster and Moizel, individually, a “Shareholder” and collectively, the “Shareholders”); DHS Acquisition Corp., a Delaware corporation (“Buyer”) and Hightimes Holding Corp., a Delaware corporation (“Hightimes”). The Shareholders, the Company, Buyer and Hightimes are sometimes referred to herein individually as a “Party” and together as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in Article I hereof.

RECITALS

WHEREAS, Hightimes desires to cause the Buyer to purchase from the Shareholders 100% of the capital stock of the Company, all pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, the Shareholders are willing to sell 100% of the capital stock of the Company to Buyer, all in the manner and subject to the terms and conditions set forth in this Agreement.

WHEREAS, the Company is engaged in the business of owning and operating a cannabis dispensary in Desert Hot Springs, California (the “Business”).

WHEREAS, the Company has been issued the following California cannabis license by the BCC to conduct its Business: Retailer storefront Cannabis License (C3727426-LIC).

WHEREAS, the Company has been issued the following license by the City of Desert Hot Springs (No. C12-0000204-LIC) to conduct its Business.

NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Affiliate” with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such first Person where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, through the ownership of voting securities, by contract, as trustee, executor or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Schedule” has the meaning set forth in Section 3.3.

“Assignee” has the meaning set forth in Section 11.2.

“Assumed Liabilities” has the meaning set forth in Section 2.3.

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“BCC” means the Bureau of Cannabis Control of the State of California.

“Business” shall have the meaning set forth in the Preamble.

“Business Day” means any day other than Saturday, Sunday, and any day that is a legal holiday or a day on which banking institutions in Georgia are authorized by law or other governmental action to close.

“Buyer” shall have the meaning set forth in the Preamble.

“Hightimes” has the meaning set forth in the Preamble.

“Hightimes Representatives” has the meaning set forth in Section 10.2(c).

“Claim” means all rights, claims, causes of action, defenses, debts, demands, damages, obligations, and Liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto.

“Closing” has the meaning set forth in Section 4.1.

“Closing Date” has the meaning set forth in Section 4.1.

“Closing Balance Sheet” shall mean the unaudited balance sheet of the Company dated as of the Closing Date and setting forth all Company Assets and all Liabilities of the Company required to be disclosed on a balance sheet prepared in accordance with GAAP.

“Closing Cash Payment” shall have the meaning set forth in Section 3.1(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Class A voting common stock, $0.001 par value per share of Hightimes.

“Company” has the meaning set forth in the Preamble.

“Company Assets” shall mean the collective reference to the assets of the Company as at the Closing Date, including (i) the Company Licenses, (ii) the Company’s website, email list of clients and vendors, related customer information; (iii) all cash on hand or in banks, (iv) included inventory up to $200,000 in book value, excluding the Excluded Inventory, (v) all accounts receivable and credit card and merchant payments, (vi) all of Company’s rights and interests in the web domain name “Desert’s Finest” and other specified brands; (vii) all promotional and advertising materials, including all catalogs, brochures, plans, customer lists, supplier lists, manuals, handbooks, equipment and parts lists, and dealer and distributor lists; (viii) all vehicles and equipment of the Company, (ix) all rights and benefits under any other Contracts (hereinafter defined); (x) all of Company’s right, title and interest in all customer lists, lists of suppliers, books, records, files, data, reports, plans, surveys and property records; and (xi) the goodwill associated with the Company Business; provided, however, Company Assets expressly excludes the Shareholders’ respective individual rights and interests in the Company Shares that are subject to the Pledge Agreement.

“Company Disclosure Schedule” means the seller disclosure schedule attached hereto as Exhibit C.

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“Company Licenses” means the collective reference to (a) the California cannabis license issued to the Company by the BCC to conduct its Business: Retailer Storefront Cannabis License (C3727426-LIC), and (b) the license issued by the City of Desert Hot Springs (No. C12-0000204-LIC) to conduct its Business (the “City License”); true copies of which have been furnished to Hightimes.

“Company Shares” shall mean the 10,665 shares of common stock of the Company, no par value per share that are owned of record and beneficially by the Shareholders.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Contract” means any written contract, agreement, lease or sublease, license or sublicense, instrument, indenture, commitment or undertaking.

“Contract Deposit” shall have the meaning set forth in Section 3.1(a).

“Consideration” has the meaning set forth in Section 3.1.

“Due Diligence Materials” means all written information, documents, information, records or other materials contained in the due diligence data room established by the Company for the purposes of Hightimes undertaking due diligence on the Company prior to the Closing Date of this Agreement which is accessible using a drop box link provided by the Company.

“Excess Inventory” shall have the meaning set forth in Section 3.1(c).

“Execution Date” has the meaning set forth in the Preamble.

“Estimated Tax Payment Amounts” shall mean the estimated federal and state income Taxes that are or may be payable by the Company, for the calendar year ended December 31, 2019 and December 31, 2020.

“ExWorks” shall mean ExWorks Capital Fund I, L.P. the senior secured lender to Hightimes and its direct and indirect consolidated subsidiaries.

“ExWorks Loan Agreement” shall mean the loan and security agreement dated February 27, 2017, as amended between Hightimes and each of its direct and indirect Subsidiaries as Borrower and ExWorks, as Lender.

“Financial Statements” shall mean the balance sheet, statement of income and statement of cash flows and stockholders’ or members equity of the Company for the fiscal years ending December 31, 2019 and 2020, respectively.

“GAAP” shall mean generally accepted accounting principles, consistently applied.

“General Enforceability Exceptions” means those exceptions to enforceability due to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding at Law or in equity).

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“Governmental Approval” shall mean, in addition to the required BCC Approval, the written approval and consent of any other Governmental Authority, including the city of Desert Hot Springs, California that has issued the Cannabis Business License, as shall be required to approve the change of ownership of the Company by reason of the Merger and other transactions contemplated hereby and confirmation that the Company, as the Surviving Corporation of the Merger will retain the Company’s existing Dispensary Licenses without restrictions or modifications.

“Governmental Authority” shall mean any federal, state, city, local or foreign government or political subdivision thereof, including without limitation, the BCC, the City of Desert Hot Springs, California, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governing Documents” means, for any Person, as applicable, such Person’s articles or certification of organization or formation, bylaws, operating or partnership agreement or other governing documents.

“Governmental Authority” means any agency, division, subdivision or governmental or regulatory authority or any adjudicatory body thereof, of the United States, or any state or city thereof.

“Hightimes” has the meaning set forth in the Preamble.

“Hightimes Business” shall mean and include (a) the publication since 1974 of print and online magazines that were and are a leading advocate for cannabis reform and the production and sponsorship of trade shows and consumer events, and (b) the acquisition and proposed acquisitions of a number of businesses that grow, distribution and deliver cannabis and cannabis derivative products and equipment and own and operate retail cannabis dispensaries.

“Hightimes Common Stock” shall mean the shares of Class A voting common stock, $0.001 par value per share, of Hightimes.

“Hightimes Disclosure Letter” shall have the meaning set forth in Article VI of this Agreement.

“Hightimes Group” shall mean the collective reference to Hightimes and each of its direct and indirect subsidiaries as at the Execution Date and as at any Filing Date (hereinafter defined), including the Buyer and Trans-High Corporation.

“Hightimes Public Offering” shall mean the consummation of the maximum $50,000,000 Regulation A+ initial public offering of Hightimes Common Stock and the listing or trading of Hightimes Common Stock on a Qualified Securities Market.

“Hightimes Stock Split” shall mean the previously authorized 11-for-1 forward split of all outstanding shares of Hightimes Common Stock and Common Stock Equivalents that is anticipated to be consummated on or about June 30, 2020 and immediately following termination of Hightimes Public Offering.

“Indebtedness” shall mean, with respect to the Company or Hightimes Group without duplication: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, lines of credit, notes or similar instruments, or upon which interest payments are customarily made; (c) capital lease obligations; (d) all Indebtedness secured by any lien on, or payable out of the proceeds of production from, Company or Hightimes property, as applicable, whether or not the obligations secured thereby have been assumed; or (e) reimbursement obligations under any letters of credit issued or bankers’ acceptances facilities and, without duplication, all drafts drawn thereunder (to the extent unreimbursed).

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“Intellectual Property” shall mean all copyrights, trademarks, trade names, patents, styles, logos, and formulations owned by the Company.

“Knowledge” with respect to the Company, shall mean the current actual knowledge of the any of the Shareholders, after due inquiry and with respect to the Buyer and Hightimes, shall mean the current actual knowledge of Adam E. Levin, after due inquiry.

“Law” shall mean any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority, excluding any United States federal law to the extent such federal law would be violated, or protections under such federal law would be unavailable to a Party, as a result of operating or owning a state licensed cannabis business in compliance with California law.

“Legal Proceeding” shall mean any suit, litigation or legal proceeding commenced by or before any court or other Governmental Authority.

“Indemnified Party” has the meaning set forth in Section 10.2(a).

“Indemnifying Party” has the meaning set forth in Section 10.2(a).

“JAMS” has the meaning set forth in Section 11.3.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceeds (public or private), or claims of any proceedings by or before a court or other Governmental Authority.

“Legal Requirement” means, in addition to the Required Consents, any federal, state, provincial, local, municipal, foreign, international, or multinational law (statutory, common or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation or order enacted, adopted, promulgated, issued or applied by any Governmental Authority or other similar authority.

“Liability” or “Liabilities” means any debt, liability, commitment or obligation of any kind (whether direct or indirect, known or unknown, fixed, absolute or contingent, matured or unmatured, asserted or not asserted, accrued or unaccrued, liquidated or unliquidated).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien (judicial, statutory or other), conditional sale agreement, claim or liability.

“Losses” means losses, damages, Liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any circumstances, state of facts, event, change or effect that would reasonably be expected to have or that results in a material adverse effect on (i) the Company Assets, including the Company’s ability to operate the Business, or (ii) Company’s ability to close the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that any adverse effect resulting from any circumstances, state of facts, event, change or effect caused by events, changes or developments relating to any of the following shall not be a Material Adverse Effect: (a) changes in conditions in the U.S. or global economy generally or the U.S. or global capital, credit or financial markets generally, including changes in commercial bank loan interest rates or currency exchange rates; (b) changes in, or required by, applicable law or general legal, Tax, regulatory or political conditions; (c) changes required by GAAP; (d) acts of war (whether or not declared), armed hostilities, sabotage or terrorism occurring after the date of this Agreement or the continuation, escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement; (e) the effects of the COVID-19 virus pandemic, earthquakes, hurricanes, floods, or other natural disasters; (f) changes generally affecting the cannabis industry; (g) the effect of the negotiation, execution, announcement or pendency of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement; or (h) strikes, work stoppages or other labor disturbances.

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“Permits” means, in addition to the Company Licenses, any other licenses, permits, certificates, certifications, privileges, immunities, notifications, exemptions, classifications, or registrations issued by any Governmental Authority, and all pending applications therefor or renewals thereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Authority.

“Pledge Agreement” shall have the meaning set forth in Section 3.1(c).

“Purchase Notes” shall have the meaning set forth in Section 3.1(c).

“Qualified Securities Market” shall mean any one of The Nasdaq Stock Market (including the Nasdaq Capital Market), the NYSE, Amex, the OTCQX Market or the OTCQB Market, the Canadian Securities Exchange or the NEO Exchange Inc.

“Related Person” means, with respect to any Person, all past, present and future directors, officers, members, managers, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, lenders, investment bankers or representatives of any such Person.

“Representative” means, with respect to any Person, any director, officer, principal, shareholder, member, partner, attorney, employee, agent, consultant, accountant, or any other Person acting in a representative capacity for such Person.

“Required Consents” shall mean the written consent or approval of the BCC and the City of Desert Hot Springs or any other Governmental Authority change of ownership of the Company from the Shareholders to Hightimes.

“Securities Act” has the meaning set forth in Section 3.2.

“Selling Parties” each has the meaning set forth in the Preamble.

“Survival Period” has the meaning set forth in Section 10.1.

“Tax Return” means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

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“Taxes” means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, whether payable by reason of contract, assumption, transferee liability, operation of law or Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under state, local or foreign law), which taxes shall include all income taxes, payroll and employee withholding unemployment insurance, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen’s compensation, customs duties, registration, documentary, value added, alternative or add-on minimum, estimated, environmental (including taxes under section 59A of the Code) and other assessments or obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

“Transaction Documents” means, collectively, this Agreement and all Exhibits to this Agreement and other agreements to be executed in connection with the transactions contemplated by this Agreement.

“Transaction Taxes” has the meaning set forth in Section 7.1.

“Transfer” has the meaning set forth in Section 2.1.

ARTICLE 2

PURCHASE AND SALE OF THE COMPANY SHARES

Section 2.1 Transfer of Company Shares. At the Closing, and upon the terms and conditions herein set forth, the Shareholders shall sell, transfer, assign, convey and deliver (collectively, “Transfer”) to Buyer, and Buyer shall acquire from Company, 10,665 of the Company Shares, representing 100% of all of the Company Shares, free and clear of any and all Liens. The Buyer is a newly formed wholly-owned subsidiary of Hightimes.

Section 2.2 Deliveries. On the Closing Date, the Shareholders shall deliver to the Buyer (a) stock certificates evidencing 100% of the Company Shares, duly endorsed by the Company Shareholder for Transfer or accompanies by separate stock powers duly executed by the Shareholders, but subject to redelivery to Shareholders’ counsel pursuant to the Pledge Agreement, and (b) the Closing Date Balance Sheet.

Section 2.3 Company Assets and Company Liabilities; Indemnification.

(a) At the Closing the Company shall own, lease or otherwise possess all, and not less than all of the Company Assets, and other than the payment of Taxes as hereinafter described, no Company Assets shall be dividended or distributed to any of the Shareholders or any Affiliate of any of the Shareholders.

(b) At the Closing, Hightimes and Buyer shall cause the Company to thereafter pay, perform and discharge only (i) those accounts payable and accrued expenses incurred by the Company in the ordinary course of the Business, all of which shall be reflected and set forth on the Closing Date Balance Sheet, and (ii) Liabilities incurred in connection with the operation of the Business following the Closing Date (collectively, the “Company Liabilities”). The Parties agree that Hightimes and Buyer is assuming the obligation to pay only the Company Liabilities and is not assuming any other Liability or obligation of the Company or any Shareholder of whatever nature, (other than the specific Company Liabilities) or Claims asserted or unasserted, known or unknown for injuries to persons or property which are related to circumstances or events that predate the Closing of the transaction contemplated hereunder, including, without limitation, any Liabilities, Claims or Losses that may be incurred by the Company (collectively, the “Excluded Liabilities”).

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(c) The Shareholders hereby agree to indemnify, defend and hold harmless, the Company, the Buyer and Hightimes, and their respective officers, directors, stockholders and Affiliates in respect of any Claims, Losses or liabilities relating to or associated with the Excluded Liabilities. In addition, the Shareholders agree to indemnify, defend and hold harmless the Company, the Buyer and Hightimes, and their respective officers, directors, stockholders and Affiliates, in respect of any other Claims, Losses and liabilities, whether presently known or unknown, that relates to the Company Shares or the Company Licenses.

ARTICLE 3

CONSIDERATION

Section 3.1 Total Consideration. The total aggregate consideration for the Transfer of the Company Shares will be the sum of Six Million Two Hundred Thousand Dollars ($6,200,000) (the “Consideration”). Such Consideration shall be payable as follows:

(a) Contract Deposit. On a date which shall be not more than two Business Days following the Execution Date, Hightimes shall cause the Buyer to pay to the Shareholders’ counsel’s escrow account a deposit of Twenty-Five Thousand Dollars ($25,000) (the “Contract Deposit”). Such Contract Deposit shall be non-refundable independent consideration to Shareholders in connection with the execution of this Agreement, but shall not excuse Shareholders’ obligation to refund the Contract Deposit to Hightimes or Buyer if the Closing shall not occur by reason of a material breach of this Agreement by the Shareholders or the Company or if the Company or the Shareholders shall fail or refuse to perform and material covenant and agreement on their part to be performed under this Agreement or the Transaction Documents.

(b) Closing Cash Payment. On the Closing Date, Hightimes shall cause the Buyer to pay to the Shareholders, pursuant to Section 3.3 below, the aggregate sum of (i) Eight Hundred and Twenty Five Thousand Dollars ($825,000), payable in cash by wire transfer of immediately available funds to bank accounts designated by the Shareholders (the “Closing Cash Payment”), less (ii) $59,500 payable in cash to Kronos Capital representing the cash portion of the Kronos Payment.

(c) Purchase Notes. At Closing and pursuant to Section 3.3, Hightimes and Buyer, as co-makers, shall deliver to each of the Shareholders an 8% convertible secured term note in the form of Exhibit A annexed hereto (the “Purchase Notes”). The Purchase Notes shall be in the aggregate amount of Five Million Three Hundred Fifty Thousand Dollars ($5,350,000), of which $374,500 shall be payable to Kronos Capital and the balance shall be payable to the Shareholders. Such Purchase Notes shall:

(i)	be due and payable as to the entire principal amount on a date which shall be thirty (30) months from the Closing Date (the “Maturity Date”);

(ii)	bear interest at the rate of eight percent (8%) per annum, compounding monthly;

(iii)	be subject to conversion at any time, at the option of the holder, into shares of Hightimes Common Stock;

(iv)	be subject to certain mandatory conversion events as set forth in Purchase Notes;

(v)	in the event of either an optional or mandatory conversion be convertible at a conversion price per share equal to the 100% of the ten (10) day volume weighted average trading price of Hightimes Common Stock as traded on the OTCQX Market or other securities exchange immediately prior the date that notice of an optional conversion is given or the “Initial Mandatory Conversion Event” (as defined in the Purchase Notes), and

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(vi)	be secured by a pledge to the Shareholders of all of the Company Shares purchased by Buyer pursuant to the term of a pledge agreement between Hightimes and Buyer, as pledgor, and each of the Shareholders, as pledgees, in the form of Exhibit B annexed hereto (the “Pledge Agreement”).

(d) Fee Payable to Kronos. As an offset against the Closing Cash Payment, and payable or issuable upon the Maturity Date or earlier conversion of each Purchase Note, Hightimes will cause Buyer to deliver seven percent (7%) of such Consideration directly to Kronos Capital Partners Inc. (“Kronos Capital”), or its designee (the “Kronos Payment”).

Section 3.2 Excess Inventory. In the event and to the extent that the dollar amount of the inventory of the Company set forth on the Closing Balance Sheet shall exceed $200,000, the excess dollar value of the inventory above $200,000 (the “Excess Inventory”) shall be purchased by Hightimes and Buyer for use in the Company Business within thirty (30) days following the Closing, as a purchase separate from the Consideration set forth in Section 3.1, based on the invoice cost of the Excess Inventory together with any cannabis or use taxes previously paid incident to the Excess Inventory. Hightimes shall not be obligated to purchase any Excess Inventory which is reasonably deemed unsalable (“Discard Inventory”), provided, however, in the absence of any alternative agreement among the parties, the Company will be deemed to have sold such Discard Inventory to Sellers for $1.00.

Section 3.3 Allocation of Consideration. The payment of the Consideration and the payment of the Excess Inventory to the Shareholders shall be allocated among each of the Shareholders in accordance their respective ownership of the Company Shares as at the Closing Date.

Section 3.4 Intercreditor Agreement. On the Closing Date, the Shareholders, Hightimes, Buyer and ExWorks shall enter into an intercreditor agreement in form and content mutually acceptable to the parties thereto (the “Intercreditor Agreement”) pursuant to which, inter alia, ExWorks, or any other senior secured lender of Hightimes Group who shall refinance the Indebtedness owed to ExWorks, shall (a) consent to this Agreement and the transactions contemplated hereby, and (b) receive a pledge of and second Lien on the Company Shares subject and subordinated to the rights of the Shareholders pursuant to the Pledge Agreement. The Buyer shall be added as a Borrower under the ExWorks Loan Agreement; provided, that, until the Purchase Notes shall have been paid in full or converted into Hightimes Common Stock, ExWorks shall not be granted a Lien on the assets and properties of the Company.

Section 3.6 Company Disclosure Schedule. On the Effective Date of this Agreement, the Company and the Shareholders have delivered the Company Disclosure Schedule.

Section 3.7 Closing Balance Sheet. On a date which shall be not later than three (3) Business Days prior to the Closing, the Shareholders shall deliver to Hightimes the Closing Balance Sheet.

ARTICLE 4

CLOSING AND DELIVERIES

Section 4.1 Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place on the first Business Day following the satisfaction or waiver by the appropriate party of all the conditions contained in Article 8, or on such other date or at such other place and time as may be mutually agreed to by the Parties (the “Closing Date”). All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered. Unless extended by mutual agreement of the Parties, in no event shall the Closing or the Closing Date be later than ninety (90) days following the Execution Date of this Agreement (the “Outside Closing Date”).

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Section 4.2 Selling Parties’ Deliveries. At the Closing, and in addition to the Transaction Documents and other documents referred to in Article III, the Shareholders and the Company shall deliver the following to Hightimes:

(a) A secretary’s certificate for the Company attaching and certifying its (i) Governing Documents; and (ii) duly executed resolutions of the board of directors of the Company (A) approving this Agreement, the Exhibits hereto and the transactions contemplated hereby, (B) providing for the resignations of all members of the board of directors of the Company, other than the Shareholders, and (C) adding four representatives of Hightimes as members of the seven person board of directors of the Company;

(b) Approval, consent from the City of Desert Hot Springs approving Hightimes as the new owner of the Company, or confirming that the Company shall continue as the sole holder of the City License;

(c) Withdrawal of Shareholders as owners of Company filed with and accepted by the City of Desert Hot Springs;

(d) Approval or consent from the State of California BCC approving Hightimes as the new owner of Company and, thereby, an owner of the State Company License; and

(e) Withdrawal of Shareholders as 100% owners of the Company filed with and accepted by the BCC.

Section 4.3 Hightimes’ Deliveries. At or prior to the Closing, and in addition to the Transaction Documents and other documents referred to in Article III, Hightimes and Buyer shall deliver or procure the delivery to the Shareholders of

(a) A UCC-1 Financing Statement, approved by Sellers, to be recorded in furtherance of the Pledge Agreement with the Delaware Secretary of State;

(b) the Intercreditor Agreement and the written consent of ExWorks to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby; and

(c) a secretary’s certificate for of Hightimes attaching and certifying its (i) Governing Documents; and (ii) resolutions of the board of directors of Hightimes approving this Agreement, the Exhibits hereto and the transactions contemplated hereby;

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ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Section 5.1 Representations and Warranties of Selling Parties. Each of the Shareholders and the Company (collectively, the “Selling Parties”) jointly and severally represent and warrant to Hightimes, as of the date hereof and as of the Closing Date, as follows:

(a) Ownership and Organization. The Shareholders are the sole record and beneficial owners of the Company Shares and own the Company Shares in the respective amounts as set forth on the Company Disclosure Schedule. The Company Shares represent the only capital stock of the Company that is issued and outstanding. Except for this Agreement, there are no options, warrants or other third-party rights to purchase any of the Company Shares or other capital stock of the Company. The Company Shares are owned by the Shareholders, free and clear of all Liens. The Company is corporation duly organized, validly existing and in good standing under the laws of the State of California. The Shareholders own 100% of the capital stock of the Company. The Company has all requisite power and authority to own or lease operate the Company Business and to perform its obligations hereunder and under any Transaction Documents to which it is or will be party, subject to General Enforceability Exceptions. The Company is qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases its real property and each other jurisdiction in which the conduct of its Business or the ownership of its properties requires such qualification or authorization, except where failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

(b) Authorization and Validity. The Shareholders and the Company has all requisite power and authority to enter into this Agreement and, subject to the receipt of all Required Consents, to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the obligations of each of the Selling Parties hereunder, has been, or on the Closing Date will be, duly authorized by all necessary action of the Selling Parties, and no other corporate proceedings on the part of Company are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by each of the Selling Parties and constitutes valid and binding obligations, enforceable against each of the Selling Parties in accordance with its terms, subject to General Enforceability Exceptions.

(c) No Conflict or Violation. Subject to receipt of all of the Required Consents, the execution, delivery and performance by the Selling Parties of this Agreement does not and will not: (i) violate or conflict with any provision of the Company’s Governing Documents; (ii) violate any provision of law, or any order, judgment or decree of any Governmental Authority applicable to the Selling Parties; (iii) result in or require the creation or imposition of any Liens (other than Permitted Liens on any of the Company Assets; or (iv) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract entered into by Selling Parties by which Selling Parties is bound or to which the Selling Parties are subject.

(d) Consents and Approvals. No consents or approvals, other than the consent or approval of the BCC and the City of Desert Hot Springs to the change of ownership of the Company is required to be complied with, in connection with the Company’s ability to operate its Business under the Company Licenses.

(e) Ownership of Company Assets. The Company is in possession, and is the sole owner, of all of the Company Assets. The Company Assets represent all, and not less than all, of the assets required or necessary to enable the Company to carry out and continue the Business as presently conducted.

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(f) Title to Company Assets. The Company has good and valid title to, or a valid leasehold interest in, all real property and tangible personal property and other assets reflected in the Closing Balance Sheet, other than properties and assets sold or otherwise disposed of in the ordinary course of business. All such properties and assets (including leasehold interests) are free and clear of Liens except for the following (collectively referred to as “Permitted Encumbrances”): (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business; (iii) easements, rights of way, zoning ordinances and other similar encumbrances or exceptions affecting real property, (iv) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business,.

(g) Indebtedness. Except as set forth in Company Disclosure Schedule 5.1(g), the Company has no Indebtedness.

(h) Company Financial Statements. The Shareholders have provided to Hightimes the unaudited balance sheet, statement of operations and statement of cash flows of the Company as at December 31, 2019 and December 31, 2020 and for the two fiscal years then ended (the “Company Financial Statements”). Such Company Financial Statements have been prepared from the books and records of the Company and include all of the assets and liabilities of the Company that are required to be set forth on a balance sheet. Except for the absence of footnotes and year end audit adjustments, such Company Financial Statement have been prepared in accordance with GAAP. To the Knowledge of the Shareholders, they have no reason to believe that the Company Financial Statements cannot be audited by Hightimes auditors in accordance with GAAP,

(i) Legal Proceedings. There are no Claims, Legal Proceedings, inquiries or investigations, at law or in equity, before or by any court, public board or body, pending or, to the best of Knowledge of the Selling Parties, threatened against or affecting the Company, the Business or the Company Assets, nor is there any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

(j) Litigation. Except as set forth on Company Disclosure Schedule 5.1(j), there are no Claims, Legal Proceedings or investigations pending or, to the Knowledge of Selling Parties, threatened, before any federal or state court, Governmental Authority or Person brought by or against the Company or its assets.

(k) Hightimes Common Stock. The Shareholders each represents and warrants with respect to Hightimes Common Stock issuable upon mandatory or optional conversion of the Purchase Notes that:

(i) Hightimes Common Stock are or shall be restricted securities and have not been registered for resale under the Securities Act, and may not be sold, transferred, hypothecated or assigned by such Shareholders in the absence on a registration statement covering Hightimes Common Stock that has been declared effective by the SEC or the availability of an application exemption from the registration requirements of the Securities Act;

(ii) such Hightimes Common Stock have been or shall be issued pursuant to Section 4(a)(2) of the Securities Act;

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(iii) the Shareholders and their Affiliates are acquiring Hightimes Common Stock for investment only and not with a view toward the immediate resale or distribution thereof;

(iv) the Shareholders and their Affiliates or their legal and financial representatives have reviewed the SEC Reports filed by Hightimes with the SEC and understand the risks of his investment in and Hightimes Common Stock;

(v) each of the Shareholders are each “accredited investors” (as that term is defined in Rule 501 under the Securities Act), have no immediate need for liquidity in their investment in Hightimes Common Stock, and can afford a loss of their investment; and

(vi) All sales of Hightimes Common Stock to be made by the Shareholders or their Affiliates shall be in compliance with all federal and state securities laws.

(l) No Other Representation or Warranty. Except for the representations and warranties contained in this Agreement and in other Transaction Documents, neither Company, nor any Seller, nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Company, any Seller, or Sellers’ Representative, including any representation or warranty as to the results that will be actually achieved in connection with any forward looking statements set forth in any projections, estimates or budgets of future revenues, future results of operations, future cash flows or future financial condition or success (or any component of any of the foregoing) of Company; provided, however, that to the Knowledge of the Sellers the information provided to Hightimes by the Selling Parties in the data room is accurate and complete in all material respects.

Section 5.2 Representations and Warranties of Hightimes. Hightimes hereby represents and warrants to Selling Parties on behalf of itself and Buyer, as follows:

(a) Corporate Organization. Hightimes and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Hightimes and Buyer has all requisite corporate power and authority to own their properties and assets and to conduct their businesses as now conducted. Buyer is a wholly-owned Subsidiary of Hightimes, has been recently formed and, except for entering into this Agreement and the other Transaction Documents, has not conducted any business of activities to date.

(b) Authorization and Validity. Hightimes and Buyer has all requisite corporate power and authority to enter into this Agreement and has or will have all requisite corporate power and authority to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of Hightimes’ and Buyer’s obligations hereunder have been, or on the Closing Date will be, duly authorized by all necessary by the board of directors of Hightimes and Buyer, and no other corporate proceedings on the part of Hightimes and Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Hightimes and Buyer and constitutes valid and binding obligations, enforceable against Hightimes and Buyer in accordance with its terms.

(c) No Conflict or Violation. Except for obtaining the consent of ExWorks, the execution, delivery and performance by Hightimes and Buyer of this Agreement to which Hightimes is or will become a party do not and will not (i) violate or conflict with any provision of the organizational documents of Hightimes and Buyer, (ii) violate any provision of law, or any order, judgment or decree of any court or Governmental Authority applicable to Hightimes and Buyer; or (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which Hightimes or Buyer is party or by which Hightimes or Buyer is bound or to which any of Hightimes’ and Buyer’s properties or assets is subject. No approval by the holders of Hightimes Common Stock is required to be obtained by Hightimes in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issue and sale of Hightimes Common Stock, except as has been previously obtained. Except for obtaining the Required Consents, no consent, approval, authorization or other order of any Governmental Authority or any other Person is required to be obtained by Hightimes in connection with the authorization, execution, delivery and performance of this Agreement or in connection with the authorization, issuance and sale of the Consideration.

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(d) Capitalization and Shareholdership of Hightimes. As at the date of this Agreement, Hightimes is authorized to issue an aggregate of 110,000,000 shares of its Capital Stock, $0.0001 par value per share, of which (i) 100,000,000 shares are designated as Hightimes Common Stock, and (ii) 10,000,000 shares are designated as preferred stock (the “Preferred Stock”), which may be issued in one or more series containing such rights, preferences and privileges as the board of directors of Hightimes may, from time to time, designate. As of December 31, 2020, an aggregate of approximately _________ shares of Hightimes Common Stock are issued and outstanding and no shares of Preferred Stock have been issued. On June 22, 2020, in connection with the acquisition of the equity of a subsidiary of Harvest Health & Recreation, Inc. that has certain rights to own eight cannabis dispensaries located in California, Hightimes issued 600,000 shares of its Series A convertible Preferred Stock, as reflected in Hightimes Form 1-U SEC Report dated June 23, 2020. The shares of Hightimes Common Stock owned by its officers, directors and holders of 5% or more of the outstanding Hightimes Common Stock are reflected in Hightimes SEC Reports. Hightimes Common Stock, if and when issued to the Shareholders in accordance with the terms and conditions of the Purchase Notes, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Encumbrances (other than those arising under federal or state securities laws). The issue and sale of the Purchase Notes will not result in a right of any holder of any securities of Hightimes to adjust the exercise, exchange or reset the price under such securities or give rise to any preemptive rights, rights of first refusal or other similar rights. Hightimes has made available to the Shareholders true and complete copies of its Charter Documents, as in effect on the date hereof.

(e) SEC Filings. Except for its 2019 Annual Report on Form 1-K and June 30, 2020 Semi-Annual Report on Form 1-SA, which have not been timely filed, Hightimes has timely filed with or furnished to, as applicable, the Securities and Exchange Commission (“SEC”) all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2018 (the “Hightimes SEC Documents”). Hightimes has made available to the Shareholders all such Hightimes SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), Hightimes SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Hightimes SEC Documents. None of Hightimes SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Hightimes’ direct or indirect Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

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(f) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Hightimes SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Semi Annual Reports on Form 1S-A); and (iii) fairly presented in all material respects the consolidated financial position of Hightimes and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of Hightimes’ Company Business and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(g) Litigation. Except as set forth on Hightimes Disclosure Schedule 5.2(g), there are no Claims, Legal Proceedings or investigations pending or, to the Knowledge of Hightimes, threatened, before any federal or state court, Governmental Authority or Person brought by or against Hightimes, or any Related Person of Hightimes that could reasonably be expected to affect the ability of Hightimes to consummate the transactions contemplated by this Agreement.

(h) Solvency. Assuming (a) the accuracy of the representations and warranties set forth in Section 5.1 above without application of any “material” or “Material Adverse Effect” qualifiers, (b) that any estimates, projections or forecasts of Company provided to Hightimes prior to the Closing Date have been prepared in good faith based on assumptions that were and continue to be reasonable (but without Sellers or Sellers’ Representative making any representation or warranty with respect thereto), and (c) material compliance by Sellers, Sellers’ Representative, and Company with the covenants contained in this Agreement, then immediately after giving effect to the Contemplated Transactions, including payment of all amounts required hereunder to be paid in connection with the consummation of the Contemplated Transactions (including payment of all related fees and expenses), Hightimes will (x) be able to pay its debts as they become due, and (y) have adequate capital to carry on its business as currently conducted. Hightimes is not entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of Hightimes or Company.

(i) Investigation by Hightimes. Hightimes has conducted its own independent review and analysis of the Company financial condition and Business, and acknowledges that the Company and Sellers have provided Hightimes with reasonable access to the personnel, properties, premises and records of the Business for this purpose. In entering into this Agreement, Hightimes have relied solely upon its own investigation and analysis and the representations and warranties of Selling Parties set forth in this Agreement. Except for the accuracy of the representations and warranties of the Selling Parties set forth in Section 5.1 and in the other Transaction Documents and assuming the accuracy and completeness of the information provided to Hightimes by the Selling Parties in the data room, Hightimes specifically disclaims that it is relying upon or has relied upon any other representations or warranties that may have been made by Company, any Shareholder, or any other Person. HIGHTIMES HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES THAT MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(j) Brokers. Neither Hightimes nor any of its officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement, provided, however, Hightimes acknowledges its obligations to Kronos Capital under Section 3.1, which will be an offset against the Consideration.

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ARTICLE 6

COVENANTS AND OTHER AGREEMENTS

Section 6.1 Mutual Pre-Closing Covenants. Within 30 days of the execution of the Agreement, the Parties shall submit any all documents necessary to obtain the Required Consents including, but not limited to, submitting a Notification and Request Form (BCC-LIC-027) to the BCC, submitting all required and requested documents to the City of Desert Hot Springs, and submitting all required and requested documents to any other Governmental Authorities, issuing power of attorneys to Hightimes, as necessary, and providing access to personnel and books and records. Regulatory counsel for Hightimes will be the lead person for obtaining the Required Consents with the full cooperation of the Parties.

Section 6.2 Pre-Closing Covenants of Selling Parties. Each of the Selling Parties covenants to Hightimes that during the period from the Execution Date through and including the Closing Date:

(a) Conduct of Business Before the Closing Date. The Company shall operate the Business in all material respects in the Ordinary Course of Business. Without limiting the foregoing, the Company shall comply with the following affirmative and negative covenants:

(i) the Company shall not take or agree to commit to take any action that would make any representation or warranty of Company inaccurate in any material respect at, or as of any time prior to, the Closing Date;

(ii) the Company shall use commercially reasonable efforts to (A) retain the services of its current employees (or their successors) who are in good standing and who are necessary to conduct the Business in all material respects and (B) maintain its relationships with and preserve for the Business the goodwill of the Business;

(iii) the Company shall not terminate, amend or modify any Company Licenses, Hightimes License or the Management Services Agreement;

(iv) the Company shall maintain all insurance policies;

(v) the Company shall pay all licensing fees;

(vi) the Company shall pay all Taxes and file all Tax Returns ;

(vii) the Company shall (A) comply in all material respects with all Legal Requirements applicable to it or having jurisdiction over the Business or any Acquired Asset, and (B) maintain in full force and effect and comply with all of the terms of the Company Licenses, Hightimes License and all other material Permits and comply with the terms of the Company Licenses, Hightimes License and each other Permit (but only to the extent such Permits are necessary for the Business;

(viii) the Company shall use commercially reasonable efforts not to take or agree to or commit to assist any other Person in taking any action (i) that would reasonably be expected to result in a failure of any of the conditions to the Closing or (ii) that would reasonably be expected to impair the ability of Company or Hightimes to consummate the Closing in accordance with the terms hereof or to materially delay such consummation; and

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(ix) the Company shall not take, or agree, commit or offer (in writing or otherwise) to take, any actions in violation of the foregoing.

(b) Access to Records and Properties. Hightimes shall be entitled to, at its expense, conduct such investigation of the condition of the Company as Hightimes shall reasonably deem appropriate.

(c) Notices. From the date hereof until the Closing Date, the Selling Parties shall provide Hightimes with prompt written notice of (i) any breach of the representations and warranties set forth in Section 5.1 or (ii) the violation or breach of any representation, warranty, or covenant that has rendered, or that would reasonably be expected to render, the satisfaction of any condition to the obligations of Hightimes hereunder impossible or impracticable.

(d) Notice of Certain Events. The Selling Parties shall promptly notify Hightimes of, and furnish to Hightimes, any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would reasonably be expected to cause any of the conditions to Hightimes’s obligations to consummate the transactions contemplated by this Agreement not to be fulfilled.

Section 6.3 Pre-Closing Covenants of Hightimes. Hightimes covenants to the Selling Parties that, during the period from the Execution Date through and including the Closing Date or the earlier termination of this Agreement:

(a) Required Consents and Approvals. Hightimes shall use commercially reasonable efforts to obtain the Required Consents prior to Closing, including, but not limited to, making filings with the BCC, the City of Desert Hot Springs and any other Governmental Authorities.

(b) Hightimes will comply, and shall cause HT Retail Licensing LLC to comply, with all of the covenants and agreements on their part to be performed under the Management Services Agreement and Hightimes License;

(c) Cooperation. Hightimes shall use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary or proper, consistent with applicable law, to consummate and make effective as soon as possible the transactions contemplated hereby.

(d) Notices. From the date hereof until the Closing Date, Hightimes shall provide Company with prompt written notice of (i) any breach of the representations and warranties set forth in Section 5.2 or (ii) the violation or breach of any representation, warranty, or covenant that has rendered, or that would reasonably be expected to render, the satisfaction of any condition to the obligations of Hightimes hereunder impossible.

(e) Notice of Certain Events. Hightimes shall promptly notify Selling Parties of, and furnish to Selling Parties, any information it may reasonably request with respect to the occurrence of any event or condition or the existence of any fact that would reasonably be expected to cause any of the conditions to Hightimes obligations to consummate the transactions contemplated by this Agreement not to be fulfilled.

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Section 6.4 Expenses. Each of Selling Parties and Hightimes shall bear their own expenses in connection with this Agreement and the transactions contemplated hereby.

Section 6.5 Post-Closing Books and Records; Properties; and Personnel. From and after the Closing Date for a period of one (1) year, each Party shall provide the other Parties (and their respective Representatives) with access, at reasonable times and in a manner so as not to unreasonably interfere with its normal business, to the assets, books, records, systems and other property and any employees of the other Parties so as to enable Hightimes and Selling Parties to prepare Tax, financial or court filings or reports, to respond to court orders, subpoenas or inquiries, investigations, audits or other proceedings of Governmental Authorities, to prosecute and defend legal Actions or for other like purposes, including claims, objections and resolutions. During such one (1) year period, each Party (and its Representatives) shall be permitted to make copies of any books and records described in this Section 6.5, subject to the confidentiality requirements set forth in Section 6.6. If any Party desires to dispose of any such books and records, such Party shall, thirty (30) days prior to such disposal, provide the other Party with a reasonable opportunity to remove or copy such records to be disposed of at the removing Party’s expense. Hightimes shall retain such books and records for a period of six (6) years following the Closing.

Section 6.6 Confidentiality. Subject to any disclosures which are required by law, the requirements of any regulatory body or the rules of any applicable stock market or stock exchange, each of the Parties shall, and shall use its best efforts to cause its Affiliates and Representatives to, hold all confidential documents and information concerning the Business, and the transactions set forth hereunder furnished to Hightimes or its Affiliates in connection with the transactions contemplated by this Agreement. The Selling Parties acknowledge and agree that Hightimes is a public company whose Common Stock will trade on the OTCQX Market or other Qualified Securities Market, and accordingly is subject to continuous disclosure obligations under JOBS Act, the Securities Act and will be subject to disclosure obligations under the Securities Exchange Act of 1934, as amended.

Section 6.7 Non-Competition Subject to Hightimes due and punctual payment and performance under the Purchase Note, the Parties hereto do hereby agree that for a period of three (3) years following the Closing Date, neither the Shareholders or any of their Affiliates shall, directly or through any other Person, own, operate, manage or otherwise invest in a business that competes with the Business of the Company within a 25 mile radius of the current location of the Business in Desert Hot Springs, California. The Shareholders hereby agree that a violation or threatened violation of any of the provisions of Section 6.7 shall cause immediate and irreparable harm to Hightimes and the Company and that the damage to Hightimes and the Company will be difficult or impossible to calculate with precision. Therefore, in the event any of the Shareholders or any Affiliate of the Shareholders violates the provisions of Section 6.7, an injunction restraining such Shareholders or any Affiliate of such Shareholders from such violation may be obtained by any one or more of Hightimes or the Company in addition to any other relief at law or in equity then available to the aggrieved party or parties. If, at the time of enforcement of any provision of Section 6.7, a court shall hold that the duration, scope or other restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and other restrictions permitted by Law; provided, however, that the substituted period shall not exceed the period contemplated by this Agreement.

Section 6.8 Waiver of Conflicts Regarding Representations; Non Assertion of Attorney Client Privilege. Hightimes irrevocably waives and shall not assert, and agrees to cause Company to irrevocably waive and to not assert, any conflict of interest arising out of or relating to the representation after the Closing (the “Post Closing Representation”) of any Shareholder or any of their respective affiliated trustees, managers, employees, or other agents or representatives (any such Person, a “Designated Person”) in any matter involving this Agreement or the Transaction Documents or the Contemplated Transactions by Wolf, Rifkin, Shapiro, Schulman & Rabkin LLP (the “Current Representation”). Hightimes irrevocably waives and shall not assert, and agrees to cause Company to irrevocably waive and to not assert, any attorney client privilege with respect to any communication between Wolf, Rifkin, Shapiro, Schulman & Rabkin LLP and any Designated Person occurring during the Current Representation and prior to the Closing in connection with any Post Closing Representation, including in connection with a dispute with Hightimes and, following the Closing, with Company, it being the intention of the Parties that all rights to such attorney client privilege and to control such attorney client privilege shall be retained by the Shareholders; provided, that the foregoing waiver and acknowledgment of retention shall not extend to any communication not involving this Agreement or any Transaction Documents or the Contemplated Transactions or to communications with any Person other than the Designated Persons, and provided, further, that following the Closing, no Shareholder may waive such attorney client privilege as to any information regarding Company obtained in the course of the Current Representation without the prior written consent of Hightimes, except in connection with any dispute with Hightimes.

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ARTICLE 7

TAXES

Section 7.1 Transaction Taxes and other Taxes. All capital gains and/or income Taxes, in connection with the Transfer of the Company Shares to the Shareholders (collectively, “Transaction Taxes”) that may be imposed by reason of the sale, Transfer, assignment and delivery of the Company Shares pursuant to this Agreement shall be borne by the Shareholders. All other Taxes shall be borne by the Company, and the Company and Hightimes shall indemnify the Shareholders in connection with any Claims by any Governmental Authority in respect of all Taxes other than Transaction Taxes. Hightimes shall cooperate with the Shareholders to (a) determine the amount of Transaction Taxes payable in connection with the transactions contemplated under this Agreement, (b) provide all requisite exemption certificates and (c) prepare and file any and all required Tax Returns for or with respect to such Transaction Taxes with any and all appropriate Governmental Authorities.

Section 7.2 Cooperation on Tax Matters. The Parties shall (and shall cause their respective Affiliates to) cooperate fully with each other and make available or cause to be made available to each other for consultation, inspection and copying (at such other Party’s expense) in a timely fashion such personnel, Tax data, relevant Tax Returns or portions thereof and filings, files, books, records, documents, financial, technical and operating data, computer records and other information as may be reasonably requested, including, without limitation, (a) for the preparation by such other Party of any Tax Returns or (b) in connection with any Tax audit or proceeding including one Party (or an Affiliate thereof) to the extent such Tax audit or proceeding relates to or arises from the transactions contemplated by this Agreement.

Section 7.3 Retention of Tax Records. After the Closing Date and for a period of six (6) years from the Closing Date, the Company shall retain possession of all accounting, business, financial and Tax records and information that (a) relate to the Company and are in existence on the Closing Date and (b) come into existence after the Closing Date but relate to the Company before the Closing Date, and Hightimes shall give the Shareholders reasonable notice and a reasonable opportunity to make copies of any such records in the event that Hightimes determines to destroy or dispose of them during such period in order to enable the Shareholders . to properly prepare for, file, prove, answer, prosecute and defend any Tax Return, claim, filing, Tax audit, Tax protest, suit, proceeding or answer. Such access shall include access to any computerized information systems that contain data regarding the Company.

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ARTICLE 8

CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

Section 8.1 Conditions Precedent to Performance by Selling Parties. The obligation of the Selling Parties to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived by Company, in its sole discretion:

(a) Representations and Warranties of Hightimes. The representations and warranties of Hightimes made in Section 5.2 of this Agreement, in each case, shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made by Hightimes again as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

(b) Performance of the Obligations. Hightimes and Buyer shall have performed in all material respects all obligations required under this Agreement which are to be performed by it on or before the Closing Date (except with respect to the obligation to pay the Consideration in accordance with the terms of this Agreement and any obligations qualified by materiality, which obligations shall be performed in all respects as required under this Agreement).

(c) Transaction Documents. Hightimes and Buyer shall have executed and delivered the Purchase Notes, the Pledge Agreement, the Employment Agreements, the Lockup Agreements and the Intercreditor Agreement.

(d) Injunctions. There shall be no stay, injunction or any governmental investigation or proceedings which contests the transaction contemplated by this Agreement.

(e) No Litigation. There shall not be pending or threatened in writing by any Governmental Authority any suit, action or proceeding (i) challenging or seeking to restrain, prohibit, alter or materially delay the consummation of any of the transactions contemplated by this Agreement or (ii) seeking to obtain from any Company Party any damages in connection with the transactions contemplated hereby.

(f) Required Consents. Hightimes and Buyer shall have obtained the Required Consents.

(g) Consideration. Hightimes and Buyer shall have paid the Consideration.

Section 8.2 Conditions Precedent to the Performance by Hightimes and Buyer. The obligation of Hightimes and Buyer to consummate the transactions contemplated by this Agreement is subject to the fulfillment, at or before the Closing, of the following conditions, any one or more of which may be waived by Hightimes, in its sole discretion:

(a) Representations and Warranties of Selling Parties. The representations and warranties of the Company made in Sections 5.1 of this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made by the applicable Company again as of the Closing Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct on and as of such earlier date.

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(b) Performance of the Obligations of Selling Parties. Each of the Selling Parties shall have performed in all material respects all obligations required under this Agreement to which Selling Parties is party to be performed by Selling Parties on or before the Closing Date (except with respect to any obligations qualified by materiality, which obligations shall be performed in all respects as required under this Agreement).

(c) Transaction Documents. Each of the Shareholders shall have executed and delivered the Purchase Notes, the Pledge Agreement, the Employment Agreements, the Lockup Agreements and the Intercreditor Agreement.

(d) Company Financial Statements. Prior to the Closing Date, the Company shall furnish to Hightimes the audited Company Financial Statements, that have been audited by a public company accounting oversight board (“PCAOB”) auditor. Hightimes shall assist the Company in connection with such audit and shall, with the approval of the Shareholders, may engage the services of Hightimes’ auditors to audit such Company Financial Statements. The Company shall pay for such audit or Hightimes may deduct from the Closing Cash Payment the cost of such audit if the fees of the auditor are paid by Hightimes.

(f) No Injunction. No preliminary or permanent injunction or other order of any court or Governmental Authority that declares this Agreement invalid in any material respect or prevents the consummation of the transactions contemplated hereby shall be in effect.

(g) No Litigation. There shall not be pending or threatened in writing by any Governmental Authority or any other Person any suit, action or proceeding, (i) challenging or seeking to restrain, prohibit, alter or materially delay the consummation of any of the transactions contemplated by this Agreement, (ii) seeking to obtain from Hightimes or any of its Affiliates any damages in connection with the transactions contemplated hereby or (iii) seeking to prohibit Hightimes or any of its Affiliates from effectively controlling or operating any portion of the Company Assets.

(h) Required Consents. Hightimes shall have obtained all Required Consents, provided, that Hightimes will exercise commercially reasonable efforts to do so.

ARTICLE 9

TERMINATION

Section 9.1 Conditions of Termination. This Agreement may be terminated only in accordance with this Section 9.1. This Agreement may be terminated at any time before the Closing as follows:

(a) By mutual written consent of Shareholders and Hightimes;

(b) If the conditions precedent in Section 8.1 are not fulfilled or waived by April 30, 2021 (or such later date agreed by Hightimes and the Shareholders) then the Selling Parties may terminate this Agreement by providing written notice to Hightimes.

(c) If the conditions precedent in Section 8.2 are not fulfilled or waived by April 30, 2021 (or such later date agreed by Hightimes and the Shareholders) then Hightimes may terminate this Agreement by providing written notice to the Shareholders.

(d) Hightimes may terminate this Agreement if there shall occur and be continuing any Material Adverse Effect prior to the Closing Date.

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(e) By Selling Parties, by written notice to Hightimes, by written notice to Selling Parties, if any injunction, other order, or proceedings/investigations instituted by any Governmental Authorities that would delay, impair or otherwise hinder the Closing of the transactions contemplated by this agreement, restricting the transactions contemplated by this Agreement shall have become effective; provided, however that the Party seeking to terminate this Agreement pursuant to this Section 9.1(e) has used its commercially reasonable efforts to remove such injunction or other order;

(f) By Selling Parties, by written notice to Hightimes if there is the inaccuracy of any representation or warranty contained in Section 5.2 which inaccuracy could reasonably be expected to result in a material failure to perform any covenant of Hightimes contained in this Agreement, and Hightimes have failed, within five (5) Business Days after receipt of such notice, to remedy such inaccuracy or perform such covenant or provide reasonably adequate assurance to Selling Parties of Hightimes’ ability to remedy such inaccuracy or perform such covenant; provided, that Selling Parties shall not have the right to terminate this Agreement under this Section 9.1(f) if any of the Selling Parties is in material breach of this Agreement at the time Selling Parties gives such notice;

(g) By Hightimes, by written notice to Selling Parties, if there is any inaccuracy of any representation or warranty of Selling Parties contained in Sections 5.1 which inaccuracy could reasonably be expected to result in, individually or in the aggregate with the results of other inaccuracies, a material failure to perform any covenant of Selling Parties contained in this Agreement, and Selling Parties have failed, within five (5) Business Days after receipt of such notice, to remedy such inaccuracy or perform such covenant or provide reasonably adequate assurance to Hightimes of Selling Parties ability to remedy such inaccuracy or perform such covenant; provided, that Hightimes shall not have the right to terminate this Agreement under this Section 9.1(g) if Hightimes is in material breach of this Agreement at the time it gives such notice; and

Section 9.2 Remedies. Each Party acknowledges that in case of any breach of its covenants or other obligations, the other Parties may suffer immediate and irreparable harm. Accordingly, in case of any such breach, the non-breaching Party or Parties shall be entitled to obtain damages or other remedies provided at law or in this Agreement and/or such other relief in law or equity as may be granted by any court of competent jurisdiction.

ARTICLE 10

SURVIVAL AND INDEMNIFICATION

Section 10.2 Survival of Selling Parties’ Representations, Warranties and Covenants. The representations and warranties made by Selling Parties and by Hightimes set forth in this Agreement will survive the Closing for a period of twelve (12) months (the “Survival Period”). The covenants and agreements of each of the Selling Parties and Hightimes (including indemnification from Excluded Liabilities including those arising out of the Driven Deliveries Litigation) shall survive the Closing Date indefinitely.

Section 10.2 Indemnification.

(a) The Shareholders or Hightimes or their Affiliates, as applicable (each an “Indemnified Party”) shall not have any claim or right of recovery for any breach or inaccuracy of a representation or warranty by the other Party or Parties (each an “Indemnifying Party”), unless (i) written notice is given by an Indemnified Party to an Indemnifying Party of the representation or warranty pursuant to which the claim is made or right of recovery is sought setting forth in reasonable detail the basis for the purported Breach of the representation or warranty, the amount or nature of the claim being made, if then ascertainable, and the general basis therefor and (ii) such notice is given prior to the expiration of the Survival Period.

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(b) Hightimes hereby agrees to indemnify, defend and hold Shareholders and their respective Representatives (collectively, “Shareholders Representatives”) harmless from, against and in respect of:

(i) any and all Losses suffered or incurred by any of the Shareholders or Shareholders Representatives in respect of, in connection with or arising out of any breach or inaccuracy of a representation, warranty or covenant made by Hightimes (for the avoidance of doubt, including but not limited to the covenants in Section 3.1);

(ii) any and all Losses suffered or incurred by any of the Shareholders or Shareholders Representatives in respect of, in connection with or arising out of any Assumed Liabilities from and after the Closing Date;

(iii) any and all Losses suffered or incurred by any of the Shareholders or Shareholders Representatives arising from Hightimes’ ownership or operation of the Company Business from and after the Closing Date;

(iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

(v) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Hightimes (or any Person acting on Hightimes’ behalf) in connection with any of the transactions contemplated by this Agreement.

(c) The Shareholders hereby agree to jointly and severally indemnify, defend and hold Hightimes, the Company and the Buyer and their respective Representatives (collectively, “Hightimes Representatives”) harmless from, against and in respect of:

(i) any and all Losses suffered or incurred by Hightimes, Buyer, the Company or any of Hightimes Representatives in respect of, in connection with or arising out any breach or inaccuracy of a representation, warranty or covenant made by any of the Shareholders;

(ii) any and all Losses suffered or incurred by Hightimes Buyer, the Company or any of Hightimes Representatives in respect of, in connection with or arising out of any Excluded Liabilities.

(iii) any and all Losses suffered or incurred by Hightimes Buyer, the Company any of Hightimes Representatives arising from Shareholders’ use or operation of the Company, the Business or the Company Assets prior to the Closing Date;

(iv) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

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(v) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Shareholders (or any Person acting on Shareholders behalf) in connection with any of the transactions contemplated by this Agreement.

Section 10.3 Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable, the Indemnifying Party shall satisfy its obligations within thirty (30) days of such final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should an Indemnifying Party not make full payment of any such obligations within such thirty (30) days period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to but excluding the date such payment has been made at a rate per annum equal to eight percent (8%). Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed. Notwithstanding the foregoing, if the Indemnifying Party is Selling Parties (or any of them), payment under this Section 8 will be deemed made in the form of offset against the Purchase Notes, offsetting the Purchase Note with the oldest maturity or conversion date first, and continuing, as necessary, in reverse chronological order.

Section 10.4 Certain Limitations.

(i) Shareholders shall not be liable to Hightimes Indemnitees for indemnification under Section 10.2(c) until the aggregate amount of all Losses in respect of indemnification under Section 10.2(c) exceeds One-Half of One Percent (0.5%) of the Consideration (calculated at the time of receipt) actually received by Shareholders (the “Deductible”). The aggregate amount of all Losses for which Shareholder shall be liable pursuant to Section 10.2(c) shall not exceed Thirty Percent (30%) of the total Consideration (calculated at the time of receipt) actually received by Shareholders (the “Cap”), provided, however, neither the Deductible or Cap will apply to Losses which result from the fraud or intentional misrepresentation of Shareholders.

(ii) Payments made by an Indemnifying Party pursuant to Section 10.2(b) or Section 10.2(c), as the case may be, in respect of any Losses shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by each Indemnified Party in respect of any such claim, excluding any indemnity or contribution payments made among the Shareholders. Each Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(iii) Payments made by an Indemnifying Party pursuant to Section 10.2(b) or Section 10.2(c), as the case may be, in respect of any Losses shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Losses by each Indemnified Party.

(iv) Absent a finding by a court that the Shareholders have committed common law fraud or made willful misreprentations, in no event will an Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

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(v) Each Party shall act in a commercially reasonable manner in addressing any Losses which may provide the basis for an indemnifiable claim. For avoidance of doubt, each Party shall respond to such liability in the same manner that it would respond to such liability in the absence of the indemnification provided for in this Agreement, and take all commercially reasonable steps to mitigate any Losses upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(vi) No Indemnifying Party shall be liable under Section 10.2(b) or Section 10.2(c), as the case may be, in respect of any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of such Indemnifying Party contained in this Agreement if the Indemnified Party had knowledge of such inaccuracy or breach prior to the Closing.

(vii) Except as set forth in Section 10.3, no party will be entitled to set off against, reduce, recoup or otherwise appropriate any payments or amounts due from such party to any other party or any of such other party’s respective Affiliates from time to time pursuant to this Agreement for any claims which such party, or any other Hightimes Indemnified Party or Shareholder Indemnified Party, as the case may be, may have against such other party under this Section 10 or otherwise.

(viii) All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Consideration for Tax purposes, unless otherwise required by Law.

Section 10.5 Exclusive Remedies. Absent a finding by a court that the Shareholders have committed common law fraud or made willful misreprentations, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 10. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Section 10. Notwithstanding the foregoing, nothing in this Section 10 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of a violation by any of the Shareholders of the provisions of Section 6.7 of this Agreement or any party’s fraudulent, criminal or intentional misconduct.

ARTICLE 11

MISCELLANEOUS

Section 11.1 Further Assurances. At the request and the sole expense of the requesting party, Hightimes and the Selling Parties, as applicable, shall execute and deliver, or cause to be executed and delivered, such documents as the other Parties, or their respective counsel may reasonably request to effectuate the purposes of this Agreement.

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Section 11.2 Successors and Assigns. Hightimes shall have the right to assign to any Affiliate or Affiliates (each, an “Assignee”) any of its rights or obligations under this Agreement to any other subsidiary of Hightimes or successor in interest to Hightimes. However, in the event of any assignment pursuant to this Section 11.2, neither Hightimes nor Hightimes shall be relieved of any liability or obligation hereunder.

Section 11.3 Governing Law; Resolution of Disputes. This Agreement, and any disputes arising under this Agreement, will be governed by and construed and enforced in accordance with the Laws (both substantive and procedural) of the State of California without giving effect to any conflict of laws principle to the contrary. Any dispute involving the interpretation or application of this Agreement which cannot be resolved by good faith negotiations among the Parties shall be resolved by final and binding arbitration before a single neutral arbitrator who shall be a retired judge pursuant to the then effective rules of the JAMS Dispute Resolution (“JAMS”). The arbitration shall be held in Los Angeles, California and the ruling of the arbitrator shall be final and binding upon all Parties to this Agreement and their Affiliates and may be enforced in any court of competent jurisdiction, including the state and federal courts seated in Los Angeles California (and any appellate court thereof). Nothing in this paragraph shall prevent any party from (i) seeking and obtaining injunctive or other equitable relief through an action in court; (ii) joining any party as a defendant in any action brought by or against a third party; (iii) bringing an action in court to effect any attachment or garnishment; (iv) bringing an action in court to compel arbitration as required by this Section, or (v) in the case of Selling Parties, exercising the rights and remedies of any Selling Party under the Purchase Notes, Pledge, or Intercreditor Agreement. Because each party is giving up the right to litigate any Dispute, each party herein further confirms that it has read and understands the provisions in this paragraph, and that it has further benefited from the advice of counsel.

Section 11.4 WAIVER OF JURY TRIAL. Each Party hereby irrevocably and unconditionally (i) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the arbitration procedures set forth in Section 11.3, above, and (ii) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the resolution of disputes before JAMS arbitrator in Los Angeles, California. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREIN, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

Section 11.5 Notices. All notices, requests, demands, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service, if served personally on the party to whom notice is to be given; (ii) on the day of transmission, if sent via facsimile transmission to the facsimile number given below: (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service addressed to the party to whom notice is to be given; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Hightimes or Buyer, to:	Hightimes Holding Corp. 2110 Narcissus Ct. Venice, California 90291 Attn: Adam E. Levin, Executive Chairman Tel: Email: adam@hightimes.com

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with a copy (which will not constitute notice to Hightimes) to:	Stephen A. Weiss, Esq. Michelman & Robinson, LLP 10880 Wilshire Boulevard, 19th floor Los Angeles, CA 90024 Attn: Stephen A. Weiss, Esq. (424) 365-6024 Email: sweiss@mrllp.com

If to the Shareholders and the Company, to:	Desert’s Finest 12106 Palm Drive Desert Hot Springs, C 92440 Samion Shtockmaster, CEO/President Tel: (760) 671-9220 Email:

with a copy (which will not constitute notice to the Shareholders of Company) to:

Matthew E. Wolf, Esq.

Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP

11400 W. Olympic Blvd., 9th Floor | Los Angeles, California 90064

Office: 310-478-4100 Ext. 6632 | Fax: 310-479-1422

Direct: 310-744-6632

E-Mail: mewolf@wrslawyers.com

Any Party may change its address, phone number, or email address for the purpose of this Section 11.5 by giving the other Parties written notice of its new address in the manner set forth above.

Section 11.6 Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument. Delivery by facsimile or in a PDF transmission of a counterpart of this Agreement as executed by the party making the delivery shall constitute good and valid execution and delivery of this Agreement for all purposes.

Section 11.7 Severability. If any non-material terms or other provision of this Agreement or the schedules hereto shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable Law.

Section 11.8 Third Party Beneficiaries. Except with respect to the rights hereunder of any Indemnified Person, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against any Party hereto.

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Section 11.9 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the Parties hereto.

Section 11.10 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 11.11 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives, successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Parties, and any such assignment shall be void; provided, however, that a Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form.

Section 11.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 11.13 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The word “including” shall mean including without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 11. 14 Regulatory Compliance. This Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of the California Medicinal and Adult-Use Cannabis Regulation and Safety Act (together with all related rules and regulations thereunder and any related local or other laws, “MAUCRSA”) or the guidance or instruction of the Bureau of Cannabis Control, the California Department of Food and Agriculture, and/or the California Department of Public Health (collectively, together with any successor or local authority with similar or overlapping jurisdiction, the “Regulator”). The parties acknowledge and understand that MAUCRSA and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of MAUCRSA and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with MAUCRSA and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the parties original intentions but are responsive to and compliant with the requirements of MAUCRSA and/or the Regulator. In furtherance, not in limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

Section 11.14 No Curtailment Resulting From Cannabis Regulatory Scheme. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement with any Federal Cannabis Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with MAUCRSA or by the Regulator, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the MAUCRSA is fully compliant with Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, or caused this Agreement to be executed by their duly authorized officers, as of the Execution Date.

HIGHTIMES:

HIGHTIMES HOLDING CORP.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin,
Title:	Executive Chairman

BUYER:

DHS ACQUISITION CORP.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin,
Title:	Executive Chairman

COMPANY

DESERT’S FINEST

By:	/s/ Samion Shtockmaster
Name:	Samion Shtockmaster,
Title:	President/ CEO

STOCKHOLDERS:

/s/ Samion Shtockmaster
SAMION SHTOCKMASTER

/s/ Jonathan Moizel
JONATHAN MOIZEL

/s/ Sergey Kostikyan
SERGEY KOSTIKYAN

[Signature Page to Asset Purchase Agreement]

Exhibit A to Share Purchase Agreement

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

HIGHTIMES HOLDING CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

Issuance Date: ____________, 2021	Original Principal Amount: $5,350,000

SECURED PROMISSORY NOTE

Reference is hereby made to that certain Share Purchase Agreement (the “SPA”) made effective as of March 5, 2021 (the “Effective Date”), entered into by and between (i) Samion Shtockmaster, Jonathan Moizel, and Sergey Kostikian (each, a “Seller” and, collectively, the “Sellers”), and (ii) Samion Shtockmaster and Jonathan Moizel, jointly as sellers’ representative (the “Sellers’ Representative”), on the one hand, (iii) DHS Acquisition Corp., a Delaware corporation (“Buyer”) and (iii) Hightimes Holding Corp., a Delaware corporation (“Hightimes”), on the other hand, with reference to DESERT’S FINEST, a California corporation, formerly known as DESERT’S FINEST PATIENTS’ COOPERATIVE, INC., a California mutual benefit corporation (the “Company”). Unless otherwise defined herein all capitalized terms used herein shall have the meanings set forth in the SPA.

This Secured Promissory Note (this “Note”) is entered into as material inducement for Sellers to enter into the SPA. Unless otherwise defined in this Note, all capitalized terms used herein shall have the same meaning as they are defined in the SPA.

FOR VALUE RECEIVED, Hightimes and Buyer (individually and collectively the “Maker”) hereby jointly and severally promises to pay to the order of Sellers’ Representative (also referred to herein as “Agent”) on behalf of Sellers, the principal sum of $5,350,000, plus interest on the unpaid principal balance thereof at the base rate of eight percent (8%) per annum, together with such other payments and fees as set forth in the SPA (as adjusted) or the Transaction Documents. “Transaction Documents” means, this Note, the Pledge, SPA and any other document delivered by Hightimes, Pledgor, or any related party of the foregoing, in connection with the SPA.

[Exhibit A to Asset Purchase Agreement]

1. Payments of Interest; Maturity Date; Prepayment.

(a) The outstanding principal balance owing under this Note, together with all accrued but unpaid interest, fees, and expenses hereunder, including without limitation, the Exit Fee set forth below, shall be due and payable in full on or before ________________1 (the “Maturity Date”) without notice or demand.

(b) Commencing on _________________________,2 and continuing on the first day of each subsequent calendar month during the term of this Note (the “Term”), the Maker will pay to Agent, interest on this Note at the rate of 8% per annum (“Interest Rate”). Interest at the Interest Rate or any Default Interest (hereinafter defined) shall be compounded monthly.

(c) The Maker may prepay all or any portion of this Note without premium, penalty or fee of any kind, provided, that any such prepayment will not relieve Pledgor’s obligations under the Pledge if any amounts remain outstanding under this Note.

2. Security. This Note, is secured by that certain Pledge Agreement (the “Pledge”) of even date herewith executed by each Maker, as “Pledgor,” in favor of Sellers, as “Pledgee” or “Secured Party,” which Pledge covers all issued and outstanding shares of stock in Company.

3. Application of Payments. All payments on this Note shall, at the option of Agent, be applied first to the payment of all accrued and unpaid interest, late charges or Default Interest (if any) or other fees then payable to Sellers or their legal counsel then to the payment of accrued and unpaid fees, if any, due under this Note and then to the principal balance of this Note.

4. Late Charge. Each Maker acknowledges that if any payment required under this Note is not paid within ten (10) days after the same becomes due and payable, the holder hereof will incur extra administrative expenses, in addition to expenses incident to receipt of timely payment, and the loss of the use of funds in connection with the delinquency in payment. Because, from the nature of the case, the actual damages suffered by the holder hereto by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain, Maker agrees that a late charge of five percent (5%) of the amount of the delinquent payment and the imposition of the default interest rate provided for below shall be the amount of damages to which such holder is entitled, upon such breach, in compensation therefor (provided that no such late charge shall be payable with respect to any balloon payment due on the Maturity Date). Maker shall, therefore, in such event, without further notice, pay to the holder hereof as such holder’s sole monetary recovery to cover such extra administrative expenses and loss of use of funds, liquidated damages in the amount of five percent (5%) of the amount of such delinquent payment and any additional interest owed as a result of the imposition of the default interest rate as provided below. The provisions of this paragraph are intended to govern only the determination of damages in the event of a breach in the performance of the obligation of Maker to make timely payments hereunder. Nothing in this Note shall be construed as an express or implied agreement by the holder hereof to forbear in the collection of any delinquent payment, or be construed as in any way giving Maker the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise. The right of the holder hereto to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.

1 Thirty (30) months from the Issuance Date

2 The last business day of the full month immediately following the expiration of 60 days from the Issuance Date.

5. Address for Payments. All payments on this Note are to be made or given to the holder hereof whose address for this purpose is c/o Wolf, Rifkin, Shapiro, Schulman and Rabkin, LLP, 11400 W. Olympic Blvd., 9th Floor, Los Angeles, California 90064, attn: Matthew E. Wolf, Esq., or to such other person or at such other place as the holder hereof may from time to time direct by written notice to Hightimes.

6. Conversion of Note. This Note shall be convertible into shares of Hightimes’ Common Stock, on the terms and conditions set forth in this Section 6.

6.1 Mandatory Conversion. Notwithstanding anything to the contrary, express or implied, contained in this Note, and irrespective of whether or not a default or Event of Default (other than a Fundamental Default) under this Note shall then exist, this Note shall be subject to mandatory conversion into shares of Hightimes Common Stock (the “Mandatory Conversion Shares”) at the Conversion Price (hereinafter defined) upon the occurrence of any of the following events (each a “Mandatory Conversion Event”):

6.1.1 25% of the outstanding balance of this Note will be subject to mandatory conversion upon the latest to occur of the following conditions, provided that all conditions must be satisfied at the time of conversion: (A) Hightimes’ Common Stock trading in excess of $500,000 of daily trading volume for 15 consecutive trading days, (B) 60 days after completion of Hightimes Public Offering and commencement of trading on the OTCQX Market or other Qualified Securities Market, and (C) six months from the Execution Date of the SPA (the “Initial Mandatory Conversion Date,” and together with the Subsequent Mandatory Conversion Date, each a “Mandatory Conversion Date”).

6.1.2 Following the Initial Mandatory Conversion Date, additional 25% tranches of the outstanding balance of this Note will be subject to mandatory conversion, every 45 days (each a “Subsequent Mandatory Conversion Date”), provided that Hightimes’ Common Stock trades in excess of $500,000 of daily trading volume for 15 consecutive days immediately prior to each such Subsequent Mandatory Conversion Date, and provided, further, that if following Hightimes Public Offering, Hightimes Common Stock ceases to trade or is suspended from trading on the OTCOX Market or other Qualifed Securities Market, this Note will not be subject to mandatory conversion (or conversion at the election of Hightimes) until such suspension is lifted or Hightimes Common Stock commences trading on a Qualified Securities Market.

6.1.3 The parties acknowledge and agree that the Initial Mandatory Conversion Date and each Subsequent Mandatory Conversion Date has been timed such that the resultant as-converted Hightimes Common Stock will not be subject to further restriction or covenants as to marketability (including any leak-out covenant) Hightimes shall not issue any fraction of a share of Hightimes Common Stock upon any mandatory conversion under this Section 6.1. If the issuance would result in the issuance of a fraction of a share of Hightimes Common Stock, Hightimes shall round such fraction of a share of Common Stock up to the nearest whole share. Hightimes shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Hightimes Common Stock to the Seller pursuant to this Section 6.1. Within ten (10) trading days after Hightimes gives the Agent notice by email transmission that a Mandatory Conversion Event has occurred, Hightimes will provide VStock Transfer Company, Hightimes’s transfer agent, with documentation that the Mandatory Conversion Shares are eligible for such electronic issuance. In the event that Hightimes shall fail to issue and deliver to Seller via “DWAC/FAST” electronic transfer the number of Mandatory Conversion Shares to which the Seller is entitled upon the occurrence of a Mandatory Conversion Event, the outstanding principal amount of the Note shall increase by $500 per day until such time as Hightimes issues and delivers a certificate to the Seller or credit the Seller’s balance account with DTC for the number of Mandatory Conversion Shares to which the Seller is entitled upon such Mandatory Conversion Event.

6.1.4 Notwithstanding anything to the contrary, express or implied, contained in this Section 6.1 (a) in connection with any Mandatory Conversion Event all accrued and unpaid interest, late charges or Default Interest (if any) or other fees then payable to Sellers or their legal counsel shall be paid in full by the Maker, and (b) if a Fundamental Default shall occur and shall be continuing, this Note shall not be subject to mandatory conversion into Mandatory Conversion Shares even if a Mandatory Conversion Event shall then exist. As used herein, a “Fundamental Default” shall mean and be limited to an Event of Default specified in Section 8.1.4 or Section 8.1.5 below.

6.2 Optional Conversion. Any Seller may at any time or from time to time, upon written notice to Hightimes (the “Optional Conversion Notice”), elect to convert all or any portion of this Note into shares of Hightimes Common Stock (the “Optional Conversion Shares”) at the Conversion Price then in effect (an “Optional Conversion”). Within ten (10) trading days after a Seller gives Hightimes an Optional Conversion Notice by email transmission, Hightimes will provide VStock Transfer Company, Hightimes’s transfer agent, with documentation that the Optional Conversion Shares are eligible for such electronic issuance. In the event that Hightimes shall fail to issue and deliver to Seller via “DWAC/FAST” electronic transfer the number of Optional Conversion Shares to which the Seller is entitled upon such Optional Conversion, the outstanding principal amount of the Note shall increase by $500 per day until such time as Hightimes issues and delivers a certificate to the Seller or credit the Seller’s balance account with DTC for the number of Optional Conversion Shares to which the Seller is entitled upon such Optional Conversion.

As used in this Note, the term “Conversion Price” shall mean, either with respect to any one or more Mandatory Conversion Event or in connection with any one or more Optional Conversions, a per share conversion price equal to the 100% of the fifteen (15) day volume weighted average trading price of Hightimes Common Stock as traded on the OTCQX Market or other Qualified Securities Market immediately prior to the date of the applicable Mandatory Conversion Date or the date of any one or more Optional Conversion Notices (if a Seller elects an Optional Conversion prior to the occurrence of one or more Mandatory Conversion Dates).

6.3 Mechanics of Conversion. If the Transfer Agent is not participating in the DTC IFast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Seller or its designee, for the number of shares of Hightimes Common Stock to which the Seller shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. The Person or Persons entitled to receive the shares of Hightimes Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Hightimes Common Stock upon the transmission of a Conversion Notice or upon the occurrence of each Mandatory Conversion Event. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Seller shall not be required to physically surrender this Note to Hightimes unless (A) the full Optional Conversion Amount represented by this Note is being converted or (B) the Seller has provided Hightimes with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Seller and Hightimes shall maintain records showing the principal amount of this Note converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Seller and Hightimes, so as not to require physical surrender of this Note upon conversion.

6.4 Limitations on Conversions or Trading. If at any time after the Closing, the Seller shall or would receive shares of Hightimes Common Stock in payment of principal under the Note, upon conversion of the Note, so that the Seller would, together with other shares of Hightimes Common Stock held by him or his Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Hightimes Common Stock a number of shares exceeding 9.99% of the number of shares of Hightimes Common Stock outstanding on such date (the “Maximum Percentage”), Hightimes shall not be obligated and shall not issue to the Seller shares of Hightimes Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Hightimes Common Stock by the Seller. Upon delivery of a written notice to Hightimes, the Seller may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to Hightimes and (ii) any such increase or decrease will apply only to the Seller and its Affiliates. The limitation contained in this paragraph may be waived by mutual agreement of the Seller and Hightimes and shall apply to a successor holder of the Note and Warrant.

6.5 Other Provisions. Hightimes shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least the full number of shares of Hightimes Common Stock issuable upon conversion of all outstanding amounts under this Note. Hightimes shall use its reasonable best efforts and shall cause its legal counsel to deliver an appropriate opinion under Rule 144 (or shall accept an appropriate legal counsel from counsel to Sellers) in order to assist the Seller to remove any restrictive legends on shares of Hightimes Common Stock in connection with any shares converted from this Note. There shall be no lockup or other agreement restricting Seller from the sale of shares of Hightimes Common Stock, except as provided in this Note.

7. Default Interest; Acceleration. The failure of Hightimes to pay or perform as required hereunder or the default of Hightimes under any other Transaction Document shall constitute a default hereunder. Upon the occurrence of a default hereunder, at the option of Agent, all amounts then unpaid under this Note (or any other Transaction Document) shall bear interest for the period beginning with the date of occurrence of such default at a default rate equal to ten percent (10%) per annum above the stated rate herein, payable monthly on the first day of each and every month (and compounding monthly), and in additional Agent may, at Agent’s option, declare immediately due and owing the entire unpaid principal sum together with all interest thereon, plus any other sums owing at the time of such declaration pursuant to this Note, or any other Transaction Document.

The failure to exercise the foregoing option shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same event or any other event. The acceptance by Agent of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express consent of such holder, except as and to the extent otherwise provided by law.

8. Default.

8.1 “Event of Default” Defined. The occurrence and continuation of any of the following shall constitute an “Event of Default” under this Note:

8.1.1 If capable of cure within ninety (90) days from its occurrence, any event which results in a transfer by Hightimes or Buyer of its legal or beneficial right interest or title in the equity the Company; provided, that, if (a) a Sale of Control of the Company shall occur and this Note shall be paid in full in connection therewith, or (b) a Mandatory Conversion Event shall then exist, no Event of Default shall be deemed to have occurred’

8.1.2 Hightimes or Buyer fails to pay within ninety (90) days from its due date, any amount (whether principal, interest, late charge, or other amounts) when due under this Note;

8.1.3 Holder, as Secured Party under each Pledge, shall fail or cease to have a perfected first priority Lien and security interest in the Collateral (defined in the respective Pledge), or any part of the Collateral; unless such failure to retain a perfected first priority Lien and security interest is due to any act of omission or commission by such Holder

8.1.4 Other than in connection with a Sale of Control, Hightimes, Buyer or the Company dissolves, or any dissolution proceeding is commenced by or against either;

8.1.5 Hightimes, Buyer or the Company commences an Insolvency Proceeding, or an Insolvency Proceeding is commenced against either of them, and any of the following events occur: (a) such party consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within forty-five (45) calendar days of the date of the filing thereof; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such affected party; or (e) an order for relief shall have been issued or entered therein, where ;”Insolvency Proceeding” means with respect to a Person, that such Person (specifically, with respect to an individual, such individual, and with respect to an entity, such entity or any individual who is a Principal of such entity): (i) is enjoined, restrained or is in any way prevented by court order from continuing to conduct all or any material part of such Person’s business or affairs; (ii) applies for, or consents to, the appointment of a receiver, trustee or liquidator of such Person or of all, or substantially all, of such Person’s assets; (iii) files a voluntary petition in bankruptcy or admits in writing such Person’s inability to pay such Person’s debts as they become due; (iv) makes a general assignment for the benefit of creditors; (v) files a petition or an answer seeking reorganization or arrangement with creditors or takes advantage of any insolvency law; (vi) is subject to an order, judgment or decree that is entered by a court of competent jurisdiction or an application of a creditor, adjudicating to be bankrupt or insolvent, or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all, or substantially all, of such Person’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) consecutive days; or (vii) any material portion of such Person’s properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any other Person.

8.1.6 Hightimes, Buyer or the Company is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, including with respect to any Forfeiture Event (defined below) or Debarrment (defined below) and the same is not cured within ninety (90) days of its incurrence.

9. BCC License Forfeiture Events. Hightimes hereby represents and warrants as follows in this Section 9, the breach, inaccuracy, or omission with respect to any of the following matters being a “Forfeiture Event.”

9.1.1 Each shareholder or other equityholder in Hightimes who or which is subject to disclosure to the Bureau of Cannabis Control or any other federal, state, or local governmental (each being a “Requisite Equityholder”) that is a natural person, and each equity holder, director, officer, member, manager, and other controlling person of each Requisite Equityholder which is not a natural person, has been convicted of any felony in the State of California or any other jurisdiction. For purposes of this Note, “felony conviction” shall mean and refer to the following:

(a) a plea or verdict of guilty;

(b) a conviction following a plea of nolo contendere;

(c) any convictions dismissed under California Penal Code (the “Penal Code”) §§1203.4, 1203.4a and 1203.41 or any equivalent non-California law;

(d) any conviction dismissed under California Health and Safety Code (the “H&S Code”) §11361.8 or any equivalent non-California law;

(e) any violent felony conviction under § 667.5(c) of the Penal Code;

(f) any serious felony conviction under §1192.7(c) of the Penal Code;

(g) a felony conviction involving fraud, deceit or embezzlement;

(h) a felony conviction for hiring, employing or using a minor in transporting, carrying, selling, giving away, preparing for sale or peddling any controlled substance to a minor, or offering, furnishing or selling any controlled substance to a minor;

(i) a felony conviction for drug trafficking with enhancements pursuant to §§ 11370.4 and 11379.8 of the H&S Code; and

(j) a conviction under §§ 382 or 383 of the Penal Code.

9.2 Debarrment Defined. “Debarrment” means that Hightimes or a Requisite Equityholder is a party to:

9.2.1 disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other governmental entities;

9.2.2 debarment, suspension, or exclusion under any Federal Healthcare Programs or by the General Services Administration;

9.2.3 exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation; or

9.2.4 any similar action or investigation commenced by any state or local governmental authority.

10. Miscellaneous.

10.1 Lawful Money; Costs of Collection. All amounts payable hereunder are payable in lawful money of the United States. Hightimes agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees and costs, whether or not a suit or action is instituted to enforce this Note, including but not limited to court costs, appraisal fees, the cost of searching records, obtaining title reports and title insurance and trustee’s fees, to the extent permitted by applicable law.

10.2 No Offset; Seller in Due Course. All payments under this Note made by or on behalf of Hightimes shall be made without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes. Hightimes waives any right of offset it now has or may hereafter have against Agent or Seller and its successors and assigns as to this Note (but retains any such rights as to any other prior or future transaction between these parties), and agrees to make the payments called for hereunder in accordance with the terms hereof. The holder hereof and all successors thereof shall have all the rights of a holder in due course as provided in the California Uniform Commercial Code and other laws of the State of California.

10.3 Waivers. Hightimes and any endorsers, guarantors or sureties hereof severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest or non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder; expressly agree that this Note, or any payment hereunder, may be extended from time to time; and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of Hightimes and any endorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of Hightimes, even if Hightimes (or any entity comprising Hightimes) is not a party to such agreement.

10.4 Usury Protection. The parties hereto intend to conform strictly to the applicable usury laws. In no event, regardless of any provisions contained therein or in any other document executed or delivered in connection herewith, shall the holder hereof ever be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the maximum amount permitted by applicable law (the “Maximum Rate”). In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the holder hereunder or otherwise exceed the Maximum Rate. If for any circumstance whatsoever interest would otherwise be payable to the holder in excess of the maximum lawful amount, the interest payable to the holder shall be reduced automatically to the Maximum Rate and any payment received in excess of such amount shall be applied to the outstanding principal balance of the Note.

10.5 Entire Agreement. This Note, the other Transaction Documents, and all other documents and instruments contemplated hereby and thereby together constitute the entire agreement between and among the Parties pertaining to the subject matter hereof. No supplement, modification or amendment of this Note shall be binding unless executed in writing by the Parties. No waiver shall be binding unless executed in writing by the Party making the waiver. No provision of this Note shall be interpreted for or against the drafting Party.

10.6 Governing Law; Venue; Joint and Several Liability. This Note shall be governed by and construed according to the laws of the State of California. The parties agree that, at Seller’s option, in any action to enforce or interpret this Note, the courts located in Los Angeles, California shall have exclusive jurisdiction and be the exclusive venue. Nothing contained herein shall affect the rights of Seller to bring a suit, action or proceeding in any other appropriate jurisdiction. In the event Hightimes is composed of more than one party, the obligations, covenants, agreements and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

10.7 Fees and Expenses. Hightimes agrees to pay all costs and expenses incurred by Seller in connection with all amendments, modifications and supplements to any of the Transaction Documents, including, without limitation, the costs and fees of Seller’s legal counsel, any applicable title company fees, title insurance premiums, filing fees, escrow fees, reconveyance fees, payoff demands and recording costs.

10.8 Commercial Purpose. Hightimes agrees that no funds advanced under this Note shall be used for personal, family or household purposes, and that all funds advanced hereunder shall be used solely for business, commercial, investment or other similar purposes.

10.9 Modification, Waiver or Termination. Except as otherwise expressly provided in this Note, no modification, waiver or termination of this Note, or any part hereof, shall be effective unless made in writing and signed by the party or parties sought to be bound thereby. No failure to pursue or elect any remedy shall constitute a waiver of any default under or breach of any provision of this Note, nor shall any waiver of any such default or breach be deemed to be a waiver of any other subsequent default or breach.

10.10 Successors and Assigns. All the terms and provisions of this Note shall be binding upon and inure to the benefit of the parties to this Note and their respective successors and assigns.

10.11 Assignment. Hightimes may not, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, sell, transfer, assign, hypothecate, pledge or in any way alienate this Note or any right or interest in this Note (each a “Transfer”) without Seller’s prior written consent, which Seller may withhold in its sole and absolute discretion. Any consent by Seller to any Transfer shall not constitute consent to any other Transfer. Seller may freely Transfer its interest, rights, or title in or to this Note or the other Transaction Documents in Seller’s sole and absolute discretion.

10.12 Construction. Whenever used in this Note, the terms “including,” “include,” “includes” and the like are not intended as terms of limitation, and, hence, shall be deemed to be followed by “without limitation.”

10.13 Further Assurances. Each Party agrees to execute and acknowledge such other instruments as may be reasonably necessary to effect the transactions contemplated herein.

10.14 Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Note by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Note.

10.15 Severability. If any provision of this Note, as applied to any party or to any circumstance, shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Note, the application of any such provision in any other circumstance, or the validity or enforceability of this Note, and any provision which is found to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

10.16 Survival of Terms. The terms and provisions of this Note shall survive the Maturity Date until full payment of all amounts due hereunder, provided, further, the terms of this Note and the Pledge will be reinstated with respect to amounts due under the Transaction Documents arising, maturing, or accruing following the full payment by Hightimes of the entire outstanding balance of this Note, as of any specific reference date.

10.17 Preferential Payment. If at any time any payment made pursuant to this Note is deemed to have been a voidable preference, fraudulent conveyance or other similar conveyance or preferential payment under any bankruptcy, insolvency or other debtor relief or similar law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return of this Note to Hightimes and shall not be discharged or satisfied with any such payment or cancellation. Such payment shall instead remain a valid and binding obligation enforceable in accordance with the terms of this Note and shall be immediately due and payable.

10.18 Relief From Stay.

10.18.1 As an additional inducement to and material consideration for Seller agreeing to execute this this Note and the other Transaction Documents, each Hightimes Party agrees that in the event a Bankruptcy or Judicial Action (as hereinafter defined in this Section 9.18) is commenced which subjects Seller to any stay in the exercise of Seller’s rights and remedies under this Note or the other Transaction Documents, including, but not limited to, the automatic stay imposed by Section 362 of the United States Bankruptcy Code (individually and collectively, “Stay”), then each Hightimes Party irrevocably consents and agrees that such Stay shall automatically be lifted and released against Seller, and Seller shall thereafter be entitled to exercise all of its rights and remedies against each Hightimes Party that is or could be subject any Stay under this Note or the other Transaction Documents. Nothing contained herein shall limit or prevent Seller from exercising all of its rights and remedies against each Hightimes Party that is not the subject any Stay under this Note or the other Transaction Documents. Each Hightimes Party acknowledges that it, he, or she is knowingly, voluntarily, and intentionally waiving its rights to any Stay and agrees that the benefits provided to each Hightimes Party under the terms of this Note and the other Transaction Documents are valuable consideration for such waiver. As used in this Section 9.18, the term “Bankruptcy or Judicial Action” shall mean any voluntary or involuntary case filed by or against a Hightimes Party under the United States Bankruptcy Code, or any voluntary or involuntary petition in composition, readjustment, liquidation, or dissolution, or any state and federal bankruptcy law action filed by or against a Hightimes Party, any action where a Hightimes Party is adjudicated as bankrupt or insolvent, any action for dissolution of a Hightimes Party, or any action in furtherance of any of the foregoing, or any other action, case, or proceeding that has the effect of staying (or in which a stay is being obtained against) the enforcement by Seller of its rights and remedies under the this Note or the other Transaction Documents.

10.18.2 Except to enforce the terms of the Transaction Documents, each Hightimes Party shall not take any action and shall not fail to take any action which such action or omission will or might tend to interfere with, delay, enjoin or otherwise prohibit the commencement, continuation or completion of efforts by Seller to enforce its remedies under this Note or the other Transaction Documents, or applicable law. Without limiting the generality of the foregoing and except to enforce the terms of the Transaction Documents, each Hightimes Party waives its, his, or her rights, if any, to seek or obtain a stay, injunction or other form of order prohibiting in any way any act necessary or appropriate for the commencement or completion of Seller’s enforcement of its remedies under the this Note or the other Transaction Documents, or applicable law (without limiting the generality of the foregoing, such waiver extends to such rights which may exist under any statute or rule relating to bankruptcy cases, including, without limitation, 11 U.S.C. § 105, 11 U.S.C. § 301, 11 U.S.C. § 302, 11 U.S.C. § 303, 11 U.S.C. § 304, 11 U.S.C. § 362, 11 U.S.C. § 348, 11 U.S.C. § 706, 28 U.S.C. § 157, 28 U.S.C. § 158, Federal Rule of bankruptcy Procedure (“FRBP”) 3007, FRBP 3008, FRBP 3012, FRBP 8005, FRBP 9023, FRBP 9024, or FRBP 9029).

10.19 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.19):

If to Seller or Agent:	Desert’s Finest
12106 Palm Dr
Desert Hot Springs, CA 92240
Attn: Samion Shtockmaster
Phone: (760) 671-9220

With a copy to (which shall not constitute notice)	Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP
11400 W. Olympic Boulevard, 9th Floor
Los Angeles, CA 90064-1582
Attention: Matthew Wolf, Esq.
Phone: 310-478-4100
mewolf@wrslawyers.com

If to Hightimes or the Buyer:	Hightimes Holding Corp.
2110 Narcissus Ct.
Venice, California 90291
Attn: Adam E. Levin,
Executive Chairman
Phone:
adam@hightimes.com

With a copy to (which shall not constitute notice);	Michelman & Robinson, LLP
10880 Wilshire Blvd
19th floor’
Los Angeles, CA 90024
Attn: Stephen A. Weiss, Esq.
Phone: 310-299-5500
sweiss@mrllp.com

10.20 Regulatory Compliance. This Note is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of the California Medicinal and Adult-Use Cannabis Regulation and Safety Act (together with all related rules and regulations thereunder and any related local or other laws, “MAUCRSA”) or the guidance or instruction of the Bureau of Cannabis Control, the California Department of Food and Agriculture, and/or the California Department of Public Health (collectively, together with any successor or local authority with similar or overlapping jurisdiction, the “Regulator”). The parties acknowledge and understand that MAUCRSA and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of MAUCRSA and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with MAUCRSA and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Note to reflect terms that most closely approximate the parties original intentions but are responsive to and compliant with the requirements of MAUCRSA and/or the Regulator. In furtherance, not in limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

10.21 No Curtailment Resulting From Cannabis Regulatory Scheme. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Note with any Federal Cannabis Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with MAUCRSA or by the Regulator, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the MAUCRSA is fully compliant with Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

10.22 WAIVER OF RIGHT TO TRIAL BY JURY; JUDICIAL REFERENCE IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY. EACH PARTY TO THIS NOTE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE, THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE, IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 623, ET AL., ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

Signature page follows

IN WITNESS WHEREOF, the parties have executed this Note as of the date first above written.

MAKER:

HIGHTIMES HOLDING CORP.

By:
Name:
Its:

DHS ACQUISITION CORP.

By:
Name:
Its:

ACCEPTED AND AGREED TO:

Samion Shtockmaster, Jonathan Moizel, and Sergey Kostikian

By:
Name:	Samion Shtockmaster and Jonathan Moizels, as Sellers” Representative

\

Exhibit B to Share Purchase Agreement

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made effective as of ______________, 2021, is entered into and made by Hightimes Holding Corp., a Delaware corporation (“Hightimes”) and DHS Acquisition Corp. (“DSH” and together with Highitmes, individually and collectively, the “Pledgor”), in favor of Sellers’ Representative (“Agent”) as agent for Sellers (collectively, “Secured Party”). For purposes of this Agreement, Pledgor and Secured Party may be referred to individually as a “Party,” and collectively as the “Parties.”

RECITALS

A. Reference is hereby made to that certain Share Purchase Agreement (the “SPA”) made effective as of March 5, 2021 (the “Effective Date”), entered into by and between (i) Samion Shtockmaster, Jonathan Moizel, and Sergey Kostikian (each, a “Seller” and, collectively, the “Sellers”), and (ii) Samion Shtockmaster and Jonathan Moizel, jointly as sellers’ representative (the “Sellers’ Representative”), on the one hand, (iii) DHS and (iv) Hightimes, on the other hand, with reference to DESERT’S FINEST, a California corporation, formerly known as DESERT’S FINEST PATIENTS’ COOPERATIVE, INC., a California mutual benefit corporation (“Company”).

B. Pursuant to the SPA, DHS is acquiring from the Sellers, all of the shares of the Company’s capital stock (such shares, together with any other shares acquired by either Pledgor, being the “Pledged Shares”).

C. In partial payment of the Purchase Price under the SPA, Hightimes and DHS is executing and delivering to Agent, that certain Secured Promissory Note (the “Note”) in favor of Secured Party in the original principal amount of $5,350,000. For purposes of this Agreement, the SPA, the Note and all other documents contemplated by the foregoing are collectively referred to herein as the “Transaction Documents.”

D. In order to induce Secured Party to accept the Note as partial payment of the purchase price for the Pledged Shares, Pledgor has agreed to enter into this Agreement in order to, among other things, provide Secured Party with a first priority security interest in, pledge of and lien on all of the Pledged Shares, as security for Pledgor’s full and faithful performance of Pledgor’s obligations under the Note.

Accordingly, the Parties hereby agree as follows:

1. CERTAIN DEFINITIONS.. Unless otherwise separately defined in this Agreement, all capitalized terms when used herein shall have the same meaning as they are defined in the SPA. The following defined terms shall have the meanings set forth in this Section 1.

1.1 “Collateral” means, collectively:

[Exhibit B to Asset Purchase Agreement]

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1.1.1 The Pledged Shares, and all of Pledgor’s right, title and interest (whether now existing or arising after the date of this Agreement) in and to the Pledged Shares;

1.1.2 All proceeds and products of the Pledged Shares, including money, accounts, general intangibles, securities, equipment, goods, inventory, money deposit accounts, documents, chattel paper, instruments, insurance proceeds, fixtures, and real property, and interests therein, and any other tangible or intangible property received or receivable: (i) by way of dividends or other distributions with respect to or on account of the Pledged Shares; (ii) on account or upon the sale, exchange, transfer, or disposition of any of the Pledged Shares; (iii) by way of any split-up, combination, reclassification, or similar transaction with respect to the Pledged Shares; or (iv) by way of any merger, recapitalization, reorganization, consolidation, dissolution, or liquidation of the Company; and

1.1.3 Any other shares of stock or securities that may be issued as a dividend on the Pledged Shares or as a result of any stock split or reverse stock split with regard to the Pledged Shares.

1.1.4 Without limiting the foregoing, “proceeds” will have the broadest meaning under the California Commercial Code, and includes, without limitation, whatever is receivable or received when Collateral is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment, including return premiums, with respect to any insurance relating thereto.

1.2 “Event of Default” means the occurrence and continuation of any of the following events: (i) Pledgor commits a material breach or materially defaults in the performance of any material covenant, duty, obligation or agreement contained in this Agreement or the Transaction Documents, including the negative covenants set forth in Section 6 below, and such breach or default is not cured within ten (10) business days after Pledgor’s receipt of written notice of such breach or default; (ii) following the occurrence and during the continuation of an Event of Default, Secured Party fails or ceases to have an irrevocable proxy to vote the Pledged Shares as provided in this Agreement, ; (iii) any representation or warranty made by Pledgor in, or pursuant to, this Agreement proves to have been incorrect in any material respect at the time made, or any such representation or warranty later becomes incorrect in any material respect; (iv) Secured Party fails or ceases to have a first priority perfected security interest in, pledge of and lien on all of the Collateral or any part of the Collateral, unless caused by any action taken by Secured Party; or (v) there shall occur and be continuing any event that constitutes an “Event of Default” as defined under the Note.

1.3 “Secured Obligations” means, collectively, each and every obligation, debt, liability, covenant, commitment, duty and agreement of Pledgor, contained in or in any way arising under, connected with or evidenced by the Transaction Documents, including this Agreement and the Note, whether now existing or hereafter arising, whether incurred voluntarily or involuntarily, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, whether or not from time to time decreased or extinguished and later increased, created or incurred, and irrespective of whether sounding in contract, tort or otherwise.

2. CREATION OF SECURITY INTEREST. Pledgor hereby conveys, assigns, grants and transfers to Secured Party first priority security interest in, pledge of and lien on all of Pledgor’s present and hereafter acquired right, title and interest in and to the Collateral. Pledgor acknowledges, understands and agrees that the security interest granted to Secured Party hereunder shall be, and shall at all times prior to payment and satisfaction in full of the Secured Obligations, first in priority as against all other creditors and secured parties of Pledgor.

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3. SECURED OBLIGATIONS. This Agreement and the security interest granted and created under this Agreement secure the prompt and full discharge, performance, satisfaction and payment in full, in immediately available funds, as applicable, of the Secured Obligations.

4. COLLATERAL; FURTHER ASSURANCES.

4.1 Collateral. Pledgor represents and warrants to and for the benefit of Secured Party that Pledgor owns good and marketable title to the Collateral, free and clear of all liens, pledges, encumbrances, equities and claims of any kind whatsoever, except for the security interest created by this Agreement and the subordinated security interest in the Collateral granted to ExWorks and subject to the Intercreditor Agreement. For the purpose of perfecting the security interest created hereunder, Pledgor shall deliver to Secured Party all stock certificates representing the Pledged Shares and all certificated securities representing the Collateral (collectively, the “Certificates”). Secured Party shall hold the Certificates for the benefit of Pledgor until all of the Secured Obligations are discharged, performed, satisfied and paid in full, as applicable, at which time Secured Party shall deliver the Certificates to Pledgor; provided, however, that should any Event of Default occur, during the continuation of such Event of Default, Secured Party shall retain the Certificates for its own account and otherwise provide for the disposition thereof in accordance with the terms of this Agreement.

4.2 Further Assurances. Pledgor shall procure, execute, acknowledge and deliver on demand, and Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact to execute, acknowledge, deliver, and, if appropriate, file and record, such endorsements, assignments, stock transfer powers, consents, security agreements, financing statements, deeds of trust and other instruments, documents and writings as Secured Party may request or require, in Secured Party’s sole and absolute discretion, in order to (i) impose, perfect, or to continue the perfection and first priority of the security interest in the Collateral created by this Agreement, and (ii) if applicable, to transfer, assign and convey the Pledged Shares back to Secured Party in the event there occurs an Event of Default.

5. SHARE CERTIFICATE LEGENDS; NOTATION OF PLEDGE AND PROXY. Pledgor agrees that, until all of the Secured Obligations have been discharged, performed, satisfied and paid in full, as applicable, each Certificate shall bear the following legend conspicuously on the face of each certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY AND HAVE BEEN PLEDGED AS COLLATERAL UNDER A STOCK PLEDGE AGREEMENT, A COPY OF WHICH CAN BE OBTAINED FROM THE SECRETARY OF THE CORPORATION.

Secured Party shall register in the Company’s books and records the pledge and irrevocable proxy granted under this Agreement, and shall note such pledge and irrevocable proxy on any initial transaction statement with respect to any uncertificated securities that constitute Collateral.

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6. NEGATIVE COVENANTS. Without the prior written consent of Secured Party or as otherwise provided in the Transaction Documents, Pledgor shall not at any time prior to payment and satisfaction in full of the Secured Obligations: (i) sell, pledge, encumber, assign, hypothecate, alienate, convey, dispose, or otherwise transfer any of the Collateral, and specifically including the Pledged Shares, or any interest therein, or agree to do any of the foregoing or permit any of the foregoing to be done, whether voluntarily, involuntarily, by operation of law or otherwise; (ii) consent or agree to any alteration, modification, or amendment of any of the Collateral; (iii) waive any right concerning or with respect to any of the Collateral or grant any grace period or extension of time for the performance of any obligations due for the benefit of Pledgor, or Secured Party concerning or with respect to any of the Collateral; (iv) create or permit to exist any lien, encumbrance, mortgage, pledge, security interest or charge of any kind upon, concerning or with respect to any of the Collateral, except for the security interest created by this Agreement; (v) take any action concerning to the Collateral that is inconsistent with the provisions or purposes of this Agreement or that would otherwise impair or threaten to impair Secured Party’s first priority security interest in the Collateral or Secured Party’s rights under the Transaction Documents, including the Note, or (vi) cause or consent to the transfer, or new issuance, of any of Company’s capital stock.

7. CERTAIN NOTIFICATIONS AND DISTRIBUTIONS WITH RESPECT TO THE COLLATERAL.

7.1 If there shall occur and be continuing an Event of Default, Secured Party shall have the right to notify the Company that (i) the Collateral has been assigned to Secured Party, and (ii) all distributions and payments and the performance of all obligations in any way related to the Collateral are to be made directly to Secured Party. If Pledgor receives any distribution or payment of money, securities or any tangible or intangible property from the Company, or from any other issuer of securities constituting a portion of the Collateral, at any time on account of or with respect to any of the Collateral, such distribution or payment shall be received by such Pledgor in trust for, and immediately paid over to, or, in the case of property other than cash, delivered in kind to, Secured Party.

7.2 Any collections received by Secured Party, or received by Pledgor and delivered to Secured Party, shall be applied to the Secured Obligations, first, to the expenses of collection and, in the case of property other than cash, to the costs of disposition; second, to the payment of late charges, if any; third, to the payment of accrued interest; and fourth, to the payment of principal; provided that any amounts remaining after payment in full of all expenses, interest, and principal shall be returned to Pledgor.

7.3 Secured Party shall have the right to receive, endorse, assign, deposit and deliver, in Secured Party’s name or in Pledgor’s name, any and all checks, notes and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral.

7.4 Pledgor hereby authorizes Secured Party to affix, by facsimile signature or otherwise, the general or special endorsement of Pledgor, in such manner as Secured Party shall deem advisable, to any such instrument in the event the same has been delivered to Secured Party without appropriate endorsement. Secured Party and any collecting bank are hereby authorized to consider such an endorsement as being by Pledgor to the same extent as though it were manually executed by Pledgor, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement is actually affixed, without duty of inquiry or responsibility as to such matters. Pledgor hereby waives demand, presentment, protest, notice of protest, notice of dishonor and all other notices of every kind and nature with respect to any such instrument.

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8. RIGHTS OF INSPECTION. Secured Party shall have the right at any time and from time to time to request from obligors indebted on the Collateral, in the name of Pledgor,or Secured Party, or in the name of their respective agents, information relating to the Collateral or the Company, or any or all of the foregoing.

9. RIGHTS UPON EVENT OF DEFAULT.

9.1 Upon the occurrence and during the continuation of an Event of Default, Secured Party shall have, in addition to all other rights and remedies that Secured Party may have at law or in equity, or under any other document or agreement executed by Pledgor in favor of Secured Party, all rights and remedies of a secured party under the California Commercial Code, which rights and remedies of Secured Party shall be cumulative and non-exclusive.

9.2 Without limiting anything contained herein, including the immediately preceding paragraph, or available to Secured Party by law, upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies, all of which may be exercised in Secured Party’s sole and absolute discretion and with or without further notice to Pledgor: (i) to receive directly any and all payments and distributions of money, securities or any tangible or intangible property on or in any way related to the Collateral; (ii) to settle, compromise, or release, on terms acceptable to Secured Party, in whole or in part, any amounts owing on the Collateral; (iii) to enforce payment and to prosecute any action or proceeding with respect to any and all of the Collateral; (iv) to foreclose the liens and security interests created under this Agreement or any other agreement relating to the Collateral by any available procedure, with or without judicial process; and (v) to sell, assign, or otherwise dispose of the Collateral to any party, either at public or private sale or any broker’s board, in lots or in bulk, for cash, on credit, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, all of the foregoing at Secured Party’s sole option and as Secured Party deems advisable or proper in Secured Party’s sole and absolute discretion.

9.3 Secured Party shall have the right, without notice or demand or legal process, to enter upon any premises of Pledgor for the purpose of taking possession of any Collateral.

9.4 Pledgor shall be given reasonable notice of the time and place of any public sale of the Collateral, or of the time on or after which any private sale or other intended disposition is to be made. If required under applicable law, Secured Party may be the purchaser at any public sale. Sixty (60) days’ notice of any public or private sale or other disposition shall be considered to be reasonable notice.

9.5 Notwithstanding anything else to the contrary herein, Pledgor expressly acknowledges and agrees that if an Event of Default occurs and such Event of Default remains uncured for a period of thirty (30) days after the occurrence thereof, then, in addition to any other rights and remedies that Secured Party may have at law, in equity or under this Agreement, Secured Party shall retain possession of the Certificates, at which time Secured Party shall obtain and receive title to and ownership of the Pledged Shares, free and clear of any claim, right or demand owing to Pledgor, and without the requirement of commencing legal or equitable process.

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10. PRIVATE SALES.

10.1 With respect to any Collateral consisting of securities, investments or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933 or other applicable law, if an Event of Default occurs, Secured Party may, in Secured Party’s sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may approach and negotiate with a limited number of potential purchasers who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or sale thereof.

10.2 If any Collateral is sold at a private sale for a price that Secured Party in good faith believes to be reasonable under the circumstances then existing, then (i) the sale shall be deemed to be commercially reasonable in all respects, (ii) Pledgor shall not be entitled to a credit against the Secured Obligations in an amount in excess of the sale price, and (iii) Secured Party shall not incur any liability or responsibility to Pledgor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.

10.3 Pledgor recognizes that a ready market may not exist for any Collateral consisting of securities, investments or the like, including the Pledged Shares, if the Collateral is not regularly traded on a national securities exchange, and that a sale by Secured Party of any such Collateral for an amount substantially less than the face amount or book value thereof may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell Collateral that it not publicly traded.

10.4 PLEDGOR RECOGNIZES THAT SECURED PARTY MAY BE UNABLE TO EFFECT A PUBLIC SALE ON SUCH PART OF THE COLLATERAL AS CONSTITUTES SECURITIES AND MAY BE COMPELLED TO RESORT TO PRIVATE SALES TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGATED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE SUCH PART OF THE COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR SALE THEREOF. PLEDGOR ACKNOWLEDGES THAT ANY SUCH PRIVATE SALE MAY BE AT A PRICE AND ON TERMS LESS FAVORABLE TO SECURED PARTY THAN THOSE OF PUBLIC SALES. PLEDGOR AGREES THAT SUCH PRIVATE SALES SHALL BE DEEMED MADE IN A COMMERCIALLY REASONABLE MANNER AND AGREES THAT SECURED PARTY HAS NO OBLIGATION TO DELAY ANY SUCH SALE TO PERMIT THE ISSUER THEREOF TO REGISTER IT FOR PUBLIC SALE UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE LAW.

11. DISPOSITION OF PROCEEDS.

11.1 If an Event of Default occurs, and Secured Party thereafter receives the Collateral for purposes of holding or disposition, or both, under the terms of this Agreement, then the net cash proceeds resulting from distributions or payments with respect to, or disposition of, the Collateral shall be applied first, to the expenses (including all attorneys’ fees and costs) of collection and disposition, and then to the satisfaction of the Secured Obligations. Pledgor shall remain liable for any deficiency if such proceeds are insufficient to fully pay the Secured Obligations. After satisfaction in full of the Secured Obligations, the balance of the proceeds of sale then remaining shall be paid to Pledgor. Any such application from time to time shall be in Secured Party’s sole and absolute discretion and Secured Party may apply such proceeds in any order in Secured Party’s sole and absolute discretion.

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11.2 In addition to any other right or remedy that Secured Party may have if an Event of Default occurs, Secured Party may take or bring, in Secured Party’s name or in the name of Pledgor all steps, actions, suits or proceedings deemed by Secured Party, in Secured Party’s sole and absolute discretion, to be necessary or desirable to realize upon the Collateral. Until all the Secured Obligations are discharged, performed, satisfied and paid in full, as applicable, the power of sale and all other rights, powers, and remedies granted to Secured Party by this Agreement shall continue to exist and may be exercised by Secured Party at any time and from time to time, in Secured Party’s sole and absolute discretion, even if the enforcement of the Secured Obligations or any part thereof may have become barred by a statute of limitations or that the personal liability of Pledgor may have ceased.

11.3 Effective upon the occurrence of any Event of Default, Pledgor shall procure, execute, acknowledge and deliver on demand, and Pledgor irrevocably appoints Secured Party as his attorney-in-fact to procure, execute, acknowledge, deliver, and, if appropriate, file and record, such endorsements, assignments, stock transfer powers, consents, security agreements, financing statements, deeds of trust, and other instruments, documents and writings as Secured Party may request or require, in Secured Party’s sole and absolute discretion, in order to enforce Secured Party’s rights under this Agreement or at law or in equity.

12. IRREVOCABLE PROXY. Subject to the last sentence of this Section 12, Pledgor hereby appoints and constitutes Secured Party with full power of substitution, as Pledgor’s true and lawful proxy and attorney-in-fact to: (i) call and attend any annual or special meeting of the Company’s shareholders; (ii) vote the Pledged Shares in such proxy’s sole and absolute discretion at any annual or special meeting of the Company’s shareholders; and (iii) give or withhold, in such proxy’s sole and absolute discretion, any written consent as Pledgor may give or withhold with respect to any action or matter submitted to the Company’s shareholders for written consent without a meeting of such shareholders. Such proxy is irrevocable and is coupled with an interest. Such proxy may be exercised by Secured Party only at any time and from time to time upon the occurrence and during the continuation of any Event of Default or any event that, with the passage of time or giving of notice, or both, would constitute or result in an Event of Default.

13. PLEDGOR’S WAIVERS.

13.1 Pledgor waives any right to require Secured Party to proceed against any person, to marshal assets or proceed against or exhaust Collateral or any part thereof, or to pursue any other remedy in Secured Party’s power. Pledgor waives any defense arising by reason of any disability or other defense of any other person or entity, or by reason of the cessation from any cause whatsoever of the liability of Pledgor or any other person or entity.

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13.2 Until all the Secured Obligations are discharged, performed, satisfied and paid in full, as applicable, Pledgor shall not have any right of subrogation, contribution, reimbursement or indemnity. Pledgor waives any right to enforce any remedy that Secured Party now has or may have in the future against any other person or entity, and Pledgor waives any benefit of and any right to participate in any collateral or security other than the Collateral whatsoever now or in the future held by Secured Party.

14. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF PLEDGOR. As a further material inducement to Secured Party to accept the Note as partial payment of the purchase price for the Pledged Shares, Pledgor represents and warrants to Secured Party set forth below in this Section 14.

14.1 Power and Authority. Pledgor has all requisite power, authority and capacity to enter into this Agreement and all documents required to be entered into pursuant hereto. Upon Pledgor’s execution and delivery of this Agreement, this Agreement will become a valid and binding obligation of Pledgor enforceable in accordance with its terms. Pledgor’s execution and delivery of this Agreement will not result in the breach of any term or provision of, or constitute a default under, any agreement of any kind or character whatsoever to which Pledgor is a party or by which Pledgor is bound, nor will such actions result in the material violation of any obligation, law, ordinance, regulation, order or decree applicable to Pledgor.

14.2 Pledged Shares. Except for the interest granted pursuant to this Agreement, Pledgor is, and shall remain at all times until the Secured Obligations are discharged, performed, satisfied and paid in full, as applicable, the record and beneficial owner of all of the Pledged Shares, free and clear of any security interest, lien, pledge, encumbrance, claim, charge, agreement, right, option, warrant or restriction of any kind, nature or description, except for the subordinated pledge of the Collateral to ExWorks and the terms of the Intercreditor Agreement. No option, right or other agreement or commitment is currently outstanding or existing with respect to any the Pledged Shares.

15. CUMULATIVE RIGHTS OF SECURED PARTY. The rights, powers and remedies given to Secured Party by this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute, rule of law or any other agreement between Pledgor and Secured Party, including as set forth in any of the Transaction Documents. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy under this Agreement or any such other agreement shall not preclude Secured Party’s further or subsequent exercise thereof. Every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing signed by Secured Party.

16. COMPLIANCE BY PLEDGOR. Upon the failure of Pledgor to pay, prior to delinquency, any tax, charge, lien, or assessment against the Collateral, Secured Party may, but shall have no obligation to, pay any such amounts. Any such payment by Secured Party shall become part of the Secured Obligations and shall be payable by Pledgor on demand with interest thereon at a rate equal to the highest rate provided in the Note upon an “Event of Default” as defined under the Note. Pledgor shall promptly notify Secured Party in writing if any payment or obligation due on the Collateral are not paid or performed as and when due.

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17. TERMINATION; REINSTATEMENT.

17.1 Termination. Secured Party’s security interest in the Collateral shall terminate upon either (a) the conversion of the Purchase Note into Hightimes Common Stock in accordance with its terms, or (b) all of the Secured Obligations having been discharged, performed, satisfied and paid in full under the Purchase Note. At that time, Secured Party shall release to Pledgor all Collateral then in Secured Party’s possession or under Secured Party’s control, including the Certificates.

17.2 Revival.

17.2.1 If the incurrence or payment of the Secured Obligations by Pledgor or the transfer by Pledgor of any property of Pledgor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Secured Party is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees’ of Secured Party related thereto, the liability of Pledgor shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

17.2.2 Further, if, following the date of payment by Pledgor of the outstanding balance due under the Note, amounts thereafter arise, mature, or accrue under the Transaction Documents, the liability of Pledgor shall be revived, reinstated, and restored and shall exist as though never terminated..

18. POWER OF ATTORNEY. Pledgor hereby irrevocably appoints Secured Party as attorney-in-fact of Pledgor, with full power of substitution, to, upon the occurrence and during the continuance of an Event of Default, (i) to execute and do all such assurances, acts and things which the Pledgor ought to do but has failed to do under the covenants and provisions contained in this Agreement; (ii) to take any and all such action as the Secured Party or any of its Agent, sub-agents, nominees or attorneys may, in its or their sole and absolute discretion, reasonably determine as necessary or advisable for the purpose of maintaining, preserving or protecting the Collateral and other security constituted by this Agreement or any of the rights, remedies, powers or privileges of the Secured Party under this Agreement, including, without limitation, signing any certificate of ownership, stock transfer power, deed, registration card, application, affidavit or document necessary to transfer title to any of the Collateral, to receive and receipt for all licenses, registration cards and certificates of ownership and to do all acts necessary or incident to the powers granted under this Agreement to Secured Party; and (iii) generally, in the name of the Pledgor, exercise all or any of the powers, authorities, and discretions conferred on or reserved to the Secured Party by or pursuant to this Agreement, and (without prejudice to the generality of any of the foregoing) to deliver or otherwise perfect any deed, assurance, agreement, instrument or act as the Secured Party may deem proper in or for the purpose of exercising any of such powers, authorities or discretions. Pledgor hereby ratifies and confirms, and hereby agrees to ratify and confirm, whatever lawful acts the Secured Party or any of the Secured Party’s Agent, sub-agents or attorneys shall do or purport to do in the exercise of the power of attorney granted to the Secured Party pursuant to this Section, which power of attorney, being coupled with an interest and given for security, is irrevocable.

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19. MISCELLANEOUS.

19.1 Entire Agreement. This Agreement, the other Transaction Documents, and all other documents and instruments contemplated hereby and thereby together constitute the entire agreement between and among the Parties pertaining to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties. No waiver shall be binding unless executed in writing by the Party making the waiver. No provision of this Agreement shall be interpreted for or against the drafting Party.

19.2 Governing Law; Venue; Joint and Several Liability. This Agreement shall be governed by and construed according to the laws of the State of California. The parties agree that, at Secured Party’s option, in any action to enforce or interpret this Agreement, the courts located in Los Angeles, California shall have exclusive jurisdiction and be the exclusive venue. Nothing contained herein shall affect the rights of Secured Party to bring a suit, action or proceeding in any other appropriate jurisdiction. In the event Pledgor is composed of more than one party, the obligations, covenants, agreements and warranties contained herein as well as the obligations arising therefrom are and shall be joint and several as to each such party.

19.3 Fees and Expenses. Pledgor agrees to pay all costs and expenses incurred by Secured Party in connection with all amendments, modifications and supplements to any of the Transaction Documents, including, without limitation, the costs and fees of Secured Party’s legal counsel, any applicable title company fees, title insurance premiums, filing fees, escrow fees, reconveyance fees, payoff demands and recording costs.

19.4 Modification, Waiver or Termination. Except as otherwise expressly provided in this Agreement, no modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the party or parties sought to be bound thereby. No failure to pursue or elect any remedy shall constitute a waiver of any default under or breach of any provision of this Agreement, nor shall any waiver of any such default or breach be deemed to be a waiver of any other subsequent default or breach.

19.5 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

19.6 Assignment. Pledgor may not, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, sell, transfer, assign, hypothecate, pledge or in any way alienate this Agreement or any right or interest in this Agreement (each a “Transfer”) without Secured Party’s prior written consent, which Secured Party may withhold in its sole and absolute discretion. Any consent by Secured Party to any Transfer shall not constitute consent to any other Transfer. Secured Party may freely Transfer its interest, rights, or title in or to this Agreement or the other Transaction Documents in Secured Party’s sole and absolute discretion.

19.7 Construction. Whenever used in this Agreement, the terms “including,” “include,” “includes” and the like are not intended as terms of limitation, and, hence, shall be deemed to be followed by “without limitation.”

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19.8 Further Assurances. Each Party agrees to execute and acknowledge such other instruments as may be reasonably necessary to effect the transactions contemplated herein.

19.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart to this Agreement.

19.10 Severability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement, and any provision which is found to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

19.11 Preferential Payment. If at any time any payment made pursuant to this Agreement is deemed to have been a voidable preference, fraudulent conveyance or other similar conveyance or preferential payment under any bankruptcy, insolvency or other Pledgor relief or similar law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Agreement or return of this Agreement to Pledgor and shall not be discharged or satisfied with any such payment or cancellation. Such payment shall instead remain a valid and binding obligation enforceable in accordance with the terms of this Agreement and shall be immediately due and payable.

19.12 Relief From Stay.

19.12.1 As an additional inducement to and material consideration for Secured Party agreeing to execute this Agreement and the other Transaction Documents, Pledgor agrees that in the event a Bankruptcy or Judicial Action (as hereinafter defined in this Section 19.12) is commenced which subjects Secured Party to any stay in the exercise of Secured Party’s rights and remedies under this Agreement or the other Transaction Documents, including, but not limited to, the automatic stay imposed by Section 362 of the United States Bankruptcy Code (individually and collectively, “Stay”), then Pledgor irrevocably consents and agrees that such Stay shall automatically be lifted and released against Secured Party, and Secured Party shall thereafter be entitled to exercise all of its rights and remedies against Pledgor that is or could be subject any Stay under this Agreement or the other Transaction Documents. Nothing contained herein shall limit or prevent Secured Party from exercising all of its rights and remedies against Pledgor that is not the subject any Stay under this Agreement or the other Transaction Documents. Pledgor acknowledges that it, he, or she is knowingly, voluntarily, and intentionally waiving its rights to any Stay and agrees that the benefits provided to Pledgor under the terms of this Agreement and the other Transaction Documents are valuable consideration for such waiver. As used in this Section 19.12, the term “Bankruptcy or Judicial Action” shall mean any voluntary or involuntary case filed by or against a Pledgor Party under the United States Bankruptcy Code, or any voluntary or involuntary petition in composition, readjustment, liquidation, or dissolution, or any state and federal bankruptcy law action filed by or against a Pledgor Party, any action where a Pledgor Party is adjudicated as bankrupt or insolvent, any action for dissolution of a Pledgor Party, or any action in furtherance of any of the foregoing, or any other action, case, or proceeding that has the effect of staying (or in which a stay is being obtained against) the enforcement by Secured Party of its rights and remedies under the this Agreement or the other Transaction Documents.

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19.12.2 Except to enforce the terms of the Transaction Documents, Pledgor shall not take any action and shall not fail to take any action which such action or omission will or might tend to interfere with, delay, enjoin or otherwise prohibit the commencement, continuation or completion of efforts by Secured Party to enforce its remedies under this Agreement or the other Transaction Documents, or applicable law. Without limiting the generality of the foregoing and except to enforce the terms of the Transaction Documents, Pledgor waives its, his, or her rights, if any, to seek or obtain a stay, injunction or other form of order prohibiting in any way any act necessary or appropriate for the commencement or completion of Secured Party’s enforcement of its remedies under the this Agreement or the other Transaction Documents, or applicable law (without limiting the generality of the foregoing, such waiver extends to such rights which may exist under any statute or rule relating to bankruptcy cases, including, without limitation, 11 U.S.C. § 105, 11 U.S.C. § 301, 11 U.S.C. § 302, 11 U.S.C. § 303, 11 U.S.C. § 304, 11 U.S.C. § 362, 11 U.S.C. § 348, 11 U.S.C. § 706, 28 U.S.C. § 157, 28 U.S.C. § 158, Federal Rule of bankruptcy Procedure (“FRBP”) 3007, FRBP 3008, FRBP 3012, FRBP 8005, FRBP 9023, FRBP 9024, or FRBP 9029).

19.13 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 19.13):

If to Secured Party or Agent:	Desert’s Finest 12106 Palm Dr Desert Hot Springs, CA 92240 Attn: Samion Shtockmaster Phone: (760) 671-9220

with a copy to:	Wolf, Rifkin, Shapiro, Schulman & Rabkin, LLP 11400 W. Olympic Boulevard, 9th Floor Los Angeles, CA 90064-1582 Attention: Matthew Wolf, Esq. Phone: 310-478-4100 mewolf@wrslawyers.com

If to Pledgor:	Hightimes Holding Corp. 2110 Narcissus Ct. Venice, California 90291 Attn: Adam E. Levin, Executive Chairman Phone: adam@hightimes.com

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with a copy to:	Michelman & Robinson, LLP 10880 Wilshire Blvd 19th floor’ Los Angeles, CA 90024 Attn: Stephen A. Weiss, Esq. Phone: 310-299-5500 sweiss@mrllp.com

19.14 Regulatory Compliance. This Agreement is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of the California Medicinal and Adult-Use Cannabis Regulation and Safety Act (together with all related rules and regulations thereunder and any related local or other laws, “MAUCRSA”) or the guidance or instruction of the Bureau of Cannabis Control, the California Department of Food and Agriculture, and/or the California Department of Public Health (collectively, together with any successor or local authority with similar or overlapping jurisdiction, the “Regulator”). The parties acknowledge and understand that MAUCRSA and/or the requirements of the Regulator are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of MAUCRSA and/or the Regulator, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with MAUCRSA and/or the Regulator, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Agreement to reflect terms that most closely approximate the parties original intentions but are responsive to and compliant with the requirements of MAUCRSA and/or the Regulator. In furtherance, not in limitation of the foregoing, the parties further agree to cooperate with the Regulator to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the Regulator and, to the extent permitted by the Regulator, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence.

19.15 No Curtailment Resulting From Cannabis Regulatory Scheme. The parties hereto agree and acknowledge that no party makes, will make, or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement with any Federal Cannabis Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of applicable state law as determined in accordance with MAUCRSA or by the Regulator, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the MAUCRSA is fully compliant with Federal Cannabis Laws. As used herein, “Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale and possession of cannabis, marijuana or related substances or products containing or relating to the same, including, without limitation, the prohibition on drug trafficking under 21 U.S.C. § 841(a), et seq., the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

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19.16 WAIVER OF RIGHT TO TRIAL BY JURY; JUDICIAL REFERENCE IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE, IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 623, ET AL., ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

IN WITNESS WHEREOF, the Company and Pledgor have executed this Agreement as of the date first above written.

“Hightimes”	“DHS”

HIGHTIMES HOLDING CORP.	DHS ACQUISITION CORP.

By:	By:
Name:	Name:
Its:	Its:

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Exhibit C

Disclosure Schedule